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                                                                     Exhibit 2.1

                                                                  Execution Copy




















                  AGREEMENT AND PLAN OF RESTRUCTURING AND MERGER

                                      AMONG

                                   AT&T CORP.

                               ITALY MERGER CORP.

                                       AND

                            TELE-COMMUNICATIONS, INC.

                            Dated as of June 23, 1998

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                                TABLE OF CONTENTS


                                    ARTICLE I

         Definitions...............................................    1


                                   ARTICLE II

         The Restructuring and the Merger..........................   13

            2.1.    The Restructuring..............................   13
            2.2.    The Merger.....................................   14
            2.3.    Effective Time.................................   14
            2.4.    Closing........................................   15


                                   ARTICLE III

         Terms of Merger...........................................   15

            3.1.    Certificate of Incorporation...................   15
            3.2.    The By-Laws....................................   15
            3.3.    Directors......................................   15
            3.4.    Officers.......................................   15


                                   ARTICLE IV

         Share Consideration; Conversion or
            Cancellation of Shares in the Merger...................   16

            4.1.    Share Consideration; Conversion or
                      Cancellation of Shares in the Merger.........   16
            4.2.    Payment for Shares in the Merger...............   21
            4.3.    Fractional Shares..............................   25
            4.4.    Transfer of Shares after the Effective
                      Time.........................................   28
            4.5.    Treatment of Series F Preferred Stock .........   28
            4.6.    Company Series Preferred Stock.................   28


                                    ARTICLE V

         Representations and Warranties of the Company.............   28

            5.1.    Organization, Etc. of the Company..............   28
            5.2.    Subsidiaries...................................   29
            5.3.    Agreement......................................   29
            5.4.    Permits; Compliance............................   30



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            5.5.    Opinion of the Company's Financial Advisor.....   30
            5.6.    Capital Stock..................................   30
            5.7.    Litigation.....................................   33
            5.8.    Compliance with Other Instruments, Etc.........   34
            5.9.    Employee Benefit Plans.........................   34
            5.10.   Taxes..........................................   37
            5.11.   Intellectual Property..........................   38
            5.12.   Reports and Financial Statements...............   38
            5.13.   Absence of Certain Changes or Events...........   39
            5.14.   Affiliated Transactions and Certain
                      Other Agreements.............................   40
            5.15.   Brokers and Finders............................   40
            5.16.   Registration Statement.........................   40
            5.17.   Separation of Assets and Liabilities...........   41


                                   ARTICLE VI

         Representations and Warranties of Parent and
            Merger Sub.............................................   43

            6.1.    Organization, Etc. of Parent...................   43
            6.2.    Subsidiaries...................................   43
            6.3.    Agreement......................................   43
            6.4.    Permits; Compliance............................   44
            6.5.    Opinions of Parent's Financial Advisors........   44
            6.6.    Capital Stock..................................   44
            6.7.    Parent Shares..................................   44
            6.8.    Litigation.....................................   45
            6.9.    Compliance with Other Instruments, Etc.........   45
            6.10.   Taxes..........................................   46
            6.11.   Intellectual Property..........................   46
            6.12.   Reports and Financial Statements...............   47
            6.13.   Brokers and Finders............................   48
            6.14.   Registration Statement.........................   48
            6.15.   Ownership of Merger Sub; No Prior Activities;
                      Assets of Merger Sub.........................   48
            6.16.   Ownership of Company Stock.....................   49


                                   ARTICLE VII

         Additional Covenants and Agreements.......................   49

            7.1.    Conduct of Business of the Company.............   49
            7.2.    Other Transactions.............................   55
            7.3.    Stockholder Approval...........................   56
            7.4.    Registration Statement and Proxy Statement.....   57
            7.5.    Reasonable Efforts.............................   58
            7.6.    Access to Information..........................   60
            7.7.    Indemnification of Directors and Officers......   61



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            7.8.    Registration and Listing of Parent
                      Common Shares................................   63
            7.9.    Affiliates of Parent and the Company...........   63
            7.10.   Tax Matters....................................   64
            7.11.   New York Real Property Transfer Tax............   64
            7.12.   Employee Matters...............................   64
            7.13.   Tax Sharing Agreement..........................   66
            7.14.   Other Intercompany Agreements..................   66
            7.15.   Parent Board of Directors......................   66
            7.16.   Parent Charter Amendment; Bylaw Amendment
                      and Policy Statement.........................   67
            7.17.   Intercompany Transactions......................   67
            7.18.   Certain Inter-Group Relationships..............   67
            7.19.   TCI Joint Ventures.............................   67
            7.20.   Certain Actions by Parent and the
                      Surviving Corporation........................   67


                                  ARTICLE VIII

         Conditions................................................   68

            8.1.    Conditions to Each Party's Obligations.........   68
            8.2.    Conditions to Obligations of Parent
                      and Merger Sub...............................   69
            8.3.    Conditions to Obligations of the Company.......   71


                                   ARTICLE IX

         Termination...............................................   72

            9.1.    Termination by Mutual Consent..................   72
            9.2.    Termination by Either Parent or the Company....   72
            9.3.    Termination by the Company.....................   73
            9.4.    Termination by Parent and Merger Sub...........   73
            9.5.    Effect of Termination and Abandonment..........   73
            9.6.    Payment of Certain Fees........................   73


                                    ARTICLE X

         Miscellaneous and General.................................   74

            10.1.   Expenses.......................................   74
            10.2.   Notices, Etc...................................   74
            10.3.   Amendments, Waivers, Etc.......................   75
            10.4.   No Assignment..................................   75
            10.5.   Entire Agreement...............................   75
            10.6.   Specific Performance...........................   76
            10.7.   Remedies Cumulative............................   76



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            10.8.   No Waiver......................................   76
            10.9.   No Third Party Beneficiaries...................   76
            10.10.  Jurisdiction...................................   77
            10.11.  Public Announcements...........................   77
            10.12.  Governing Law..................................   77
            10.13.  Name, Captions, Etc............................   77
            10.14.  Counterparts...................................   77
            10.15.  Survival of Representations, Warranties,
                      Covenants and Agreements.....................   77
            10.16.  Severability...................................   78
            10.17.  Disclosure Statements..........................   78

         EXHIBITS

         A Form of Amendment to the Parent Charter
         B Form of Affiliate Letter
         C Terms of Amendment to Tax Sharing Agreement
         D Form of Bylaw Amendment and Policy Statement


         SCHEDULES

         2.1(a)         Terms of the Company Restructuring
         2.1(c)(i)      Form of Certificate of Incorporation and Bylaws
                          of Liberty Media Corporation
         2.1(c)(ii)     Form of Contribution Agreement
         2.1(c)(iii)    Form of LLC Agreement of Liberty Group LLC
         2.1(c)(iv)     Form of Section 2.1(c)(iv) Letter
         7.12(b)        Definitions of "Good Reason" and "Cause"
         7.12(e)        Form of Tax Protection Agreement
         7.14           Intercompany Agreement Principles
         7.18           Certain Terms of Inter-Group Relationship






















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                          AGREEMENT AND PLAN OF MERGER

                   AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 23, 1998, among AT&T Corp., a New York corporation ("Parent"), Italy Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and Tele-Communications, Inc., a Delaware corporation (the
         "Company").


                                    RECITALS

                   WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company each have determined that it is advisable and in the best interests of their respective stockholders for Merger Sub to merge with and into the Company, upon the terms and subject to the conditions of this Agreement (the "Merger");

                   WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code;

                   WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

                   WHEREAS, Parent and Merger Sub have required, as a condition to their willingness to enter into this Agreement, that the Stockholders contemporaneously enter into the Voting Agreement concurrently with the execution and delivery of this Agreement.

                   NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                   As used in this Agreement, the following terms shall have the respective meanings set forth below:

                   "Adjusted Liberty Media Group Outstanding Interest Fraction": As defined in the Company Charter.

                   "Adjusted TCI Ventures Group Outstanding Interest Fraction": As defined in the Company Charter.

                   "Affiliate": As defined in Rule 12b-2 under the Ex-change Act.

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                   "@Home":  At Home Corporation, a Delaware corpora-
         tion.

                   "@Home Class A Shares": Series A Common Stock, par value $.01 per share, of @Home.

                   "@Home Class B Shares": Series B Common Stock, par value $.01 per share, of @Home.

                   "@Home Shares": Collectively, @Home Class A Shares and @Home Class B Shares.

                   "Authorization": Any consent, approval or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR Act) by, or filing, registration, qualification, declaration or designation with, any Governmental Body.

                   "Benefit Arrangement":  As defined in Section 5.9(a).

                   "Capital Spending Plan":  As defined in Section 7.1.

                   "Certificate of Merger": The certificate of merger with respect to the merger of Merger Sub with and into the Company, containing the provisions required by, and executed in accordance with,
         Section 251 of the DGCL.

                   "Certificates": Collectively, TCI Group Certificates, Liberty Media Certificates and, if applicable, TCI Ventures Certificates.

                   "Claim":  As defined in Section 7.7(a).

                   "Closing":  The closing of the Merger.

                   "Closing Date":  The date on which the Closing occurs.

                   "Code": The Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

                   "Committed Acquisition Shares": As defined in the Company Charter.

                   "Company": Tele-Communications, Inc., a Delaware corporation.

                   "Company Charter": The Amended and Restated Certifi-cate of Incorporation of the Company, as amended to the date hereof and as it may be further amended prior to the Effective Date with the consent of Parent pursuant to Section 7.1.



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                   "Company Class A Preferred Stock":  As defined in
         Section 5.6(c).

                   "Company Class B Junior Preferred Stock": As defined in Section 5.6(c).

                   "Company Common Stock":  As defined in Section
         5.6(a).

                   "Company Disclosure Statement": The disclosure statement, dated the date of this Agreement, delivered by the Company to Parent.

                   "Company Employees":  As defined in Section 7.12(d).

                   "Company Permits":  As defined in Section 5.4.

                   "Company Preferred Stock":  As defined in Section
         5.6(a).

                   "Company Representatives":  As defined in Section
         7.6.

                   "Company SEC Reports":  As defined in Section 5.12.

                   "Company Series Preferred Stock": As defined in Sec-tion 5.6(c).

                   "Company Stockholders Meeting": The stockholders meeting of the Company in connection with the transactions con-templated hereby, including any adjournments or postponements thereof.

                   "Confidentiality Agreement": The Nondisclosure Agreement, dated as of May 26, 1998, between Parent and the Company.

                   "Contribution Agreement":  As defined in Section
         2.1(c).

                   "Control": With respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

                   "Controlled Group Liability":  As defined in Section
         5.9(e).

                   "DGCL":  The Delaware General Corporation Law.

                   "Effective Time":  As defined in Section 2.3.



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                   "Employee Plan":  As defined in Section 5.9(a).

                   "Employees":  As defined in Section 5.9(a).

                   "ERISA": The Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereun-der, as in effect from time to time.

                   "ERISA Affiliates": Any trade or business, whether or not incorporated, that is treated as a single employer with the Company or any of its Subsidiaries under Section 414(b) or (c) of the Code.

                   "Excess Parent Common Shares":  As defined in Section
         4.3(a).

                   "Excess Parent Liberty Tracking (Liberty) Shares":
         As defined in Section 4.3(b).

                   "Excess Parent Liberty Tracking (Ventures) Shares":
         As defined in Section 4.3(c).

                   "Exchange Act": The Securities Exchange Act of 1934, as amended.

                   "Exchange Agent":  As defined in Section 4.2(a).

                   "Exchange Fund": The TCI Group Exchange Fund, the Liberty Media Exchange Fund or, if applicable, the TCI Ventures Exchange Fund.

                   "Exchange Ratios": The TCI Group Exchange Ratios, the Liberty Media Exchange Ratios and, if applicable, the TCI Ventures Exchange Ratios.

                   "Executive Agreements":  As defined in Section
         7.12(a).

                   "FCC":  The Federal Communications Commission.

                   "FCC Consent": Actions by the FCC granting its consent to the transfer of control of the FCC Licenses in connection with the consummation of the transactions contemplated hereby.

                   "FCC Licenses": All licenses, permits, construction permits and other authorizations issued by the FCC in connection with the business and operations of the Company and its Subsidiaries.

                   "Fractional Fund": The Fractional Parent Common Fund, the Fractional Parent Liberty Tracking (Liberty) Fund or, if applicable, the Fractional Parent Liberty Tracking (Ven-tures) Fund.

                   "Fractional Parent Common Fund": As defined in Sec-tion 4.3(a).

                   "Fractional Parent Liberty Tracking (Liberty) Fund":
         As defined in Section 4.3(b).

                   "Fractional Parent Liberty Tracking (Ventures) Fund":
         As defined in Section 4.3(c).

                   "Governmental Body": Any federal, state, municipal, political subdivision or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign.

                   "Group": The TCI Group, the Liberty Media Group or the TCI Ventures Group.

                   "HSR Act": The Hart-Scott-Rodino Antitrust Improve-ments Act of 1976, as amended.

                   "Indemnified Parties":  As defined in Section 7.7(a).

                   "Intellectual Property": All industrial and intellectual property rights, including Proprietary Technology, patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, copyrights, know-how, licenses, trade secrets, proprietary processes, formulae and customer lists.

                   "knowledge": With respect to the Company, the actual knowledge of any executive officer (determined in accordance with Rule 16a-1(f) under the Exchange Act as in effect on the date hereof) of the Company and, with respect to Parent or Merger Sub, the actual knowledge of any executive officer (determined in accordance with Rule 16a-1(f) under the Exchange Act as in effect on the date hereof) of Parent or Merger Sub, as the case may be.

                   "Law": Any foreign or domestic law, statute, code, ordinance, rule, regulation promulgated, or order, judgment, writ, stipulation, award, injunction or decree entered by a Governmental Body.

                   "Liberty Media Corporation":  Liberty Media
         Corporation, a Delaware corporation.

                   "Liberty/Ventures Group": Collectively, the TCI Ventures Group and the Liberty Media Group.




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                   "Liberty Group LLC":  As defined in the Contribution
         Agreement.

                   "Liberty Media Certificates":  As defined in Section
         4.2(b).

                   "Liberty Media Class A Exchange Ratio": As defined in Section 4.1(b).

                   "Liberty Media Class A Stock": Series A Liberty Me-dia Group Common Stock, par value $1.00 per share, of the Company.

                   "Liberty Media Class B Exchange Ratio": As defined in Section 4.1(b).

                   "Liberty Media Class B Stock": Series B Liberty Me-dia Group Common Stock, par value $1.00 per share, of the Company.

                   "Liberty Media Exchange Fund":  As defined in Section
         4.2(a).

                   "Liberty Media Exchange Ratios": As defined in Sec-tion 4.1(b).

                   "Liberty Media Group": The assets, liabilities and businesses of the Company known as "Liberty Media Group" (as represented by the Liberty Media Tracking Shares).

                   "Liberty Media Group Outstanding Interest Fraction":
         As defined in the Company Charter.

                   "Liberty Media Members": Those Subsidiaries of the Company whose assets, businesses and results of operations are attributed to the Liberty Media Group (assuming that the Re-structuring had occurred as contemplated by Section 2.1).

                   "Liberty Media Option":  As defined in Section
         4.1(f).

                   "Liberty Media Share Consideration":  As defined in
         Section 4.1(d).

                   "Liberty Media Tracking Shares": Collectively, shares of Liberty Media Class A Stock and shares of Liberty Media Class B Stock.

                   "Material Adverse Effect": With respect to Parent, a material adverse effect on the business, properties, operations or financial condition of Parent and its Subsidiaries taken as a whole, other than any such effect arising out of or resulting



                                       -6-

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         from general economic conditions or from changes in or affecting the long-distance telecommunications industry generally. With respect to the Company, a material adverse effect on the business, properties, operations or financial condition of the Company and its Subsidiaries taken as a whole, other than any such effect arising out of or resulting from general economic conditions or from changes in or affecting the cable television industry generally. With respect to the TCI Group, a material adverse effect on the business, properties, operations or financial condition of the TCI Group taken as a whole (and assuming that the Restructuring had occurred as contemplated by Section 2.1), other than any such effect arising out of or resulting from general economic conditions or from changes in or affecting the cable television industry generally. With respect to the Liberty/Ventures Group, a material adverse effect on the business, properties, operations or financial condition of the Liberty Media Group and the TCI Ventures Group, taken as a whole, other than any such effect arising out of or resulting from general economic conditions or from changes in or affecting the cable television programming industry generally.

                   "Merger":  As defined in the Recitals.

                   "Merger Sub": Italy Merger Corp., a Delaware corpo-ration and a direct wholly owned subsidiary of Parent.

                   "NDTC": The assets and business of the Company's National Digital Television Center.

                   "Number of Shares Issuable with Respect to the Lib-erty Media Group Inter-Group Interest": As defined in the Com-pany Charter.

                   "Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest": As defined in the
         Company Charter.

                   "NASDAQ":  The Nasdaq Stock Market.

                   "NYSE":  The New York Stock Exchange, Inc.

                   "Parent":  AT&T Corp., a New York corporation.

                   "Parent Charter": The Certificate of Incorporation of Parent, as amended to the date hereof.

                   "Parent Charter Amendment": The proposed amendment to the Parent Charter set forth as Exhibit A hereto and ap-proved by Parent's Board of Directors pursuant to this Agree-ment.




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









                   "Parent Common Option":  As defined in Section
         4.1(f).

                   "Parent Common Shares": Shares of common stock, par value $1.00 per share, of Parent.

                   "Parent Disclosure Statement": The disclosure state-ment, dated the date of this Agreement, delivered by Parent to the Company.

                   "Parent Liberty Class A Stock": The Class A Liberty Group Common Stock, par value $1.00 per share, of Parent having the terms set forth in the Parent Charter Amendment.

                   "Parent Liberty Class B Stock": The Class B Liberty Group Common Stock, par value $1.00 per share, of Parent having the terms set forth in the Parent Charter Amendment.

                   "Parent Liberty Group": The Liberty Group as defined in the Parent Charter Amendment.

                   "Parent Liberty Tracking Option": As defined in Sec-tion 4.1(f).

                   "Parent Liberty Tracking Shares": Collectively, the shares of Parent Liberty Class A Stock and the shares of Parent Liberty Class B Stock.

                   "Parent Permits":  As defined in Section 6.4.

                   "Parent Representatives":  As defined in Section 7.6.

                   "Parent SEC Reports":  As defined in Section 6.12(a).

                   "Parent Shares": Collectively, the Parent Common Shares and the Parent Liberty Tracking Shares.

                   "Parent Stockholders Meeting": The stockholders meeting of Parent in connection with the transactions contem-plated hereby, including any adjournments or postponements thereof.

                   "Permit": Any franchise, grant, authorization, li-cense, permit, easement, variance, exception, consent, cer-tificate, approval, clearance or order of any Governmental Body.

                   "Person": Any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

                   "Proprietary Technology": All proprietary processes, formulae, inventions, trade secrets, know-how, development tools and other proprietary rights used by the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, pertaining to any product, software or service manufactured, marketed, licensed or sold by the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, in the conduct of their business or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, know-how, notebooks, software, records and disclosures.

                   "Proxy Statement": The joint proxy statement to be sent to stockholders of Parent and of the Company to solicit proxies for use at the Stockholders Meetings.

                   "Registration Statement":  As defined in Section 7.4.

                   "Restructuring":  As defined in Section 2.1(d).

                   "Rule 145 Affiliate":  As defined in Section 7.9.

                   "SEC":  The Securities and Exchange Commission.

                   "Securities Act": The Securities Act of 1933, as amended.

                   "Series C-Liberty Media Conversion Rate": 56.25 per share.

                   "Series C-Liberty Media Exchange Ratio": As defined in Section 4.1(i).

                   "Series C-Liberty Media Preferred Stock": As defined in Section 5.6(c).

                   "Series C Preferred Stock":  As defined in Section
         5.6(c).

                   "Series C-TCI Group Preferred Conversion Rate":
         132.86 per share.

                   "Series C-TCI Group Preferred Exchange Ratio": As defined in Section 4.1(h).

                   "Series C-TCI Group Preferred Stock":  As defined in
         Section 5.6(c).

                   "Series D Preferred Stock":  As defined in Section
         5.6(c).

                   "Series E Preferred Stock":  As defined in Section
         5.6(c).


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









                   "Series F Preferred Stock":  As defined in Section
         5.6(c).

                   "Series G Conversion Rate":  1.19 per share.

                   "Series G Exchange Ratio":  As defined in Section
         4.1(j).

                   "Series G Preferred Stock":  As defined in Section
         5.6(c).

                   "Series H Conversion Rate":  0.590625 per share.

                   "Series H Exchange Ratio":  As defined in Section
         4.1(k).

                   "Series H Preferred Stock":  As defined in Section
         5.6(c).

                   "Series Preferred Exchange Ratios": Collectively, the Series C-TCI Group Preferred Exchange Ratio, the Series C-Liberty Media Exchange Ratio, the Series G Exchange Ratio and the Series H Exchange Ratio.

                   "Share Consideration": The TCI Group Share Consid-eration, the Liberty Media Share Consideration or, if ap-plicable, the TCI Ventures Share Consideration.

                   "Shares": Collectively, the TCI Group Shares, the Liberty Media Tracking Shares and the TCI Ventures Tracking Shares.

                   "Significant Subsidiary":  As defined in Section
         7.2(a).

                   "Sprint PCS Investment": The interests held by the Company in the Sprint Spectrum partnerships.

                   "Stockholders": Collectively, Dr. John C. Malone and Leslie Malone.

                   "Stockholders Meetings": The Company Stockholders Meeting and the Parent Stockholders Meeting.

                   "Subsidiary": As to any Person, any other Person of which at least (i) 50% of the equity and (ii) 50% of the voting interests are owned, directly or indirectly, by such first Person; provided that, for purposes of the covenants set forth in Article VII, references to Subsidiaries shall not include any Person as to which such first Person's voting interests are subject to a voting agreement, proxy, management contract or other arrangement as a result of which such first Person does not Control such other Person.


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









                   "Superior Proposal":  As defined in Section 7.2(b).

                   "Surviving Corporation": The surviving corporation in the Merger.

                   "Takeover Proposal":  As defined in Section 7.2(a).

                   "Tax":  As defined in Section 5.10(d).

                   "Tax Return":  As defined in Section 5.10(d).

                   "Tax Sharing Agreement": The Tax Sharing Agreement, dated as of October 1, 1997, by and among the Company, TCI Com-munications, Inc., Liberty Media Corporation and TCI Ventures Group L.L.C.

                   "TCI Group": As defined in the Company Charter (assuming that the Restructuring had occurred as contemplated by Section 2.1).

                   "TCI Group Class B Stock": Series B TCI Group Common Stock, par value $1.00 per share, of the Company.

                   "TCI Group Certificates":  As defined in Section
         4.2(b).

                   "TCI Group Class A Exchange Ratio":  As defined in
         Section 4.1(a).

                   "TCI Group Class A Stock": Series A TCI Group Common Stock, par value $1.00 per share, of the Company.

                   "TCI Group Class B Exchange Ratio":  As defined in
         Section 4.1(a).

                   "TCI Group Class B Stock": Series B TCI Group Common Stock, par value $1.00 per share, of the Company.

                   "TCI Group Exchange Fund":  As defined in Section
         4.2(a).

                   "TCI Group Exchange Ratios":  As defined in Section
         4.1(a).

                   "TCI Group Members": Those Subsidiaries of the Company whose assets, businesses and results of operations are attributed to the TCI Group (assuming that the Restructuring had occurred as contemplated by Section 2.1).

                   "TCI Group Option":  As defined in Section 4.1(f).

                   "TCI Group Share Consideration": As defined in Sec-tion 4.1(d).

                   "TCI Group Shares": Collectively, the shares of TCI Group Class A Stock and the shares of TCI Group Class B Stock.

                   "TCI Ventures Certificates":  As defined in Section
         4.2(b).

                   "TCI Ventures Class A Exchange Ratio":  As defined in
         Section 4.1(c).

                   "TCI Ventures Class A Stock": Series A TCI Ventures Group Common Stock, par value $1.00 per share, of the Company.

                   "TCI Ventures Class B Exchange Ratio":  As defined in
         Section 4.1(c).

                   "TCI Ventures Class B Stock": Series B TCI Ventures Group Common Stock, par value $1.00 per share, of the Company.

                   "TCI Ventures Exchange Fund":  As defined in Section
         4.2(a).

                   "TCI Ventures Exchange Ratios": As defined in Sec-tion 4.1(c).

                   "TCI Ventures Group": The assets, liabilities and businesses of the Company known as "TCI Ventures Group" (as represented by the TCI Ventures Tracking Shares).

                   "TCI Ventures Group Outstanding Interest Fraction":
         As defined in the Company Charter.

                   "TCI Ventures Members": Those Subsidiaries of the Company whose assets, businesses and results of operations are attributed to the TCI Ventures Group (assuming that the Restructuring had occurred as contemplated by Section 2.1).

                   "TCI Ventures Option":  As defined in Section 4.1(f).

                   "TCI Ventures Group Preferred Interest": As defined in the Company Charter.

                   "TCI Ventures Share Consideration":  As defined in
         Section 4.1(d).

                   "TCI Ventures Tracking Shares": Collectively, shares of TCI Ventures Class A Stock and shares of TCI Ventures Class B Stock.

                   "TCG": Teleport Communications Group Inc., a Dela-ware corporation.

                   "UA Notes":  As defined in Section 5.6(e).

                   "Voting Agreement": The Voting Agreement, dated the date hereof, by and among Parent and each of the Stockholders.

                   "Westmarc Preferred":  As defined in Section 7.20(b).

                   "Wholly Owned Subsidiary": As to any Person, a Sub-sidiary of such Person 100% of the equity and voting interest in which is owned, directly or indirectly, by such Person.


                                   ARTICLE II

                        THE RESTRUCTURING AND THE MERGER

                   2.1. The Restructuring. (a) Subject to the terms and conditions of this Agreement, prior to the Effective Time, and provided that all of the conditions set forth in Article VIII to be satisfied prior to the Closing have been satisfied or duly waived, the Company shall take the actions set forth in Schedule 2.1(a). By virtue of the transfers contemplated by Schedule 2.1(a), TCI Group will obtain ownership of, among other things, (i) 31,060,000 @Home Class A Shares and 15,400,000 @Home Class B Shares (representing all of the shares of capital stock of @Home owned directly or indirectly by the Company), together with any dividends, distributions or other consideration whatsoever paid or distributed in respect thereof after the date of this Agreement, (ii) 1,011,528 shares of Class A common stock of TCG and 48,779,388 shares of Class B common stock of TCG (representing all of the shares of capital stock of TCG owned directly or indirectly by the Company), together with any dividends, distributions or other consideration whatsoever paid or distributed in respect thereof or in exchange therefor after the date of this Agreement, and (iii) all of the assets of or outstanding equity interests in NDTC, together with any dividends, distributions or other consideration whatsoever paid or distributed in respect thereof after the date of this Agreement. The actions contemplated by Schedule 2.1(a) will be effected on a tax-free basis to the extent feasible, without creating any deferred intercompany gain or other tax consequences, in a manner reasonably satisfactory to Parent.

                   (b) To the extent practicable prior to the Effective Time, and subject to the reasonable satisfaction of Parent with the form and substance of such transactions, the Company shall use its reasonable best efforts to cause direct or indirect TCI Group Subsidiaries owning TCI Group Shares to merge into the Company (or their respective parent corporations) or otherwise to liquidate so that such TCI Group Shares are not outstanding for federal income tax purposes at the Effective Time, provided that any such merger or liquidation is tax-free.

                   (c) At or prior to the Effective Time, to the extent the Board of Directors of the Company so determines, the Company may, but shall not be required to: (i) amend and restate the certificate of incorporation and bylaws of Liberty Media Corporation to be in substantially the form set forth in Schedule 2.1(c)(i), (ii) cause Liberty Media Corporation to enter into a Contribution Agreement in the form set forth in Schedule 2.1(c)(ii) with the other parties set forth in such agreement (the "Contribution Agreement"), and (iii) create the Liberty Group LLC pursuant to an LLC Agreement in the form set forth in
         Schedule 2.1(c)(iii). In the event the Company takes the foregoing actions, the rights and obligations of Liberty Media Corporation under the agreement contemplated by Section 7.18 shall be assignable to the Liberty Group LLC. In the event the Company causes Liberty Media Corporation to execute the Contribution Agreement, Parent will execute and deliver a letter at the Closing in the form attached as Schedule 2.1(c)(iv).

                   (d) Subject to the terms and conditions of this Agreement, prior to the Effective Time, provided that all of the conditions set forth in Article VIII to be satisfied prior to the Closing have been satisfied or duly waived, the Company and its appropriate Affiliates shall, on a tax-free basis, make such other transfers of assets and businesses, and assumptions of liabilities, if any, as are reasonably necessary in order to cause the representations and warranties in
         Section 5.17 to be true and correct in all material respects.

         The actions described in this Section 2.1 are collectively re-ferred to as the "Restructuring."

                   2.2. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the provisions of Section 251 of the DGCL and with the effect provided in Sections 259 and 261 of the DGCL. The separate corporate existence of Merger Sub shall thereupon cease and the Company shall be the Surviving Corporation and shall continue its corporate existence as a Subsidiary of Parent and shall continue to be governed by the laws of the State of Delaware. At the election of Parent, any direct Wholly Owned Subsidiary of Parent with respect to which the representation and warranty set forth in Section
         6.15 is true and correct may be substituted for Merger Sub as a constituent corporation in the Merger by an appropriate amendment to this Agreement complying with the provisions of the DGCL.

                   2.3. Effective Time. The Merger shall become effective on the date and at the time (the "Effective Time") that the Certificate of Merger shall have been accepted for filing by the Secretary of State of the State of Delaware (or such later date and time as may be specified in the Certificate of

         Merger by mutual agreement of Parent, Merger Sub and the Company), which shall be on the Closing Date or as soon as practicable thereafter.

                   2.4. Closing. Subject to the fulfillment or waiver of the conditions set forth in Article VIII, the Closing shall take place (a) at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, at 10:00 a.m. on the earliest practicable date (but no later than the fifth business day) following the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions to be satisfied or waived at the Closing) or (b) at such other place and/or time and/or on such other date as Parent, Merger Sub and the Company may agree.


                                   ARTICLE III

                                 TERMS OF MERGER

                   3.1. Certificate of Incorporation. At the Effective Time, the Company Charter shall be amended pursuant to the Certificate of Merger to be identical to the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time, except that Article FIRST thereof shall read as follows: "The name of the Corporation (which is hereinafter called the "Corporation") is Tele-Communications, Inc." Such Company Charter as so amended shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL.

                   3.2. The By-Laws. The By-Laws of the Company shall be amended as of the Effective Time to be identical to the ByLaws of Merger Sub immediately prior to the Effective Time and, in such amended form, shall be the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof, of the Certificate of Incorporation of the Surviving Corporation and of the DGCL.

                   3.3. Directors. The directors of the Company at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

                   3.4. Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and
         By-Laws.


                                   ARTICLE IV

                       SHARE CONSIDERATION; CONVERSION OR
                       CANCELLATION OF SHARES IN THE MERGER

                   4.1. Share Consideration; Conversion or Cancellation of Shares in the Merger. Subject to the provisions of this Article IV, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted or cancelled as follows:

                   (a) Each share of TCI Group Class A Stock issued and
              outstanding immediately prior to the Effective Time shall be converted into the right to receive .7757 of a Parent Common Share (the "TCI Group A Exchange Ratio") and each share of TCI Group Class B Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive .8533 of a Parent Common Share (the "TCI Group B Exchange Ratio" and, together with the TCI Group A Exchange Ratio, the "TCI Group Exchange Ratios"). If, prior to the Effective Time, Parent should split or combine the Parent Common Shares, or pay a stock dividend or other stock distribution in Parent Common Shares, or otherwise effect any transaction that changes the Parent Common Shares into any other securities (including securities of another corporation), or make any other dividend or distribution on the Parent Common Shares (other than normal quarterly cash dividends as the same may be adjusted from time to time in the ordinary course consistent with past practice), then the TCI Group Exchange Ratios and the terms of the foregoing exchanges will be appropriately adjusted to reflect such split, combination, transaction, dividend or other distribution or change.

                   (b) Each share of Liberty Media Class A Stock issued and
              outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of Parent Liberty Class A Stock (the "Liberty Media Class A Exchange Ratio") and each share of Liberty Media Class B Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of Parent Liberty Class B Stock (the "Liberty Media Class B Exchange Ratio" and, together with the Liberty Media Class A Exchange Ratio, the "Liberty Media Exchange Ratios"). If, prior to the Effective Time, Parent should effect any transaction that changes the Parent Common Shares into the securities of another corporation, the

              Liberty Media Exchange Ratios and the terms of the foregoing exchanges will be appropriately adjusted to provide for the issuance of shares of such other corporation having terms identical to the appropriate series of Parent Liberty Tracking Shares.

                   (c) To the extent that any TCI Ventures Tracking Shares
              remain outstanding as of the Effective Time, each share of TCI Ventures Class A Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive .52 of a share of Parent Liberty Class A Stock (the "TCI Ventures Class A Exchange Ratio") and each share of TCI Ventures Class B Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive .52 of a share of Parent Liberty Class B Stock (the "TCI Ventures Class B Exchange Ratio" and, together with the TCI Ventures Class A Exchange Ratio, the "TCI Ventures Exchange Ratios"); provided that the Company may, in its discretion, adjust the TCI Ventures Exchange Ratios as it deems appropriate to reflect the relative values of the TCI Ventures Group and the Liberty Media Group. If, prior to the Effective Time, Parent should effect any transaction that changes the Parent Common Shares into the securities of another corporation, the Liberty Media Exchange Ratios and the terms of the foregoing exchanges will be appropriately adjusted to provide for the issuance of shares of such other corporation having terms identical to the appropriate series of Parent Liberty Tracking Shares.

                   (d) All Shares converted into the right to receive Parent
              Common Shares or Parent Liberty Tracking Shares pursuant to this
              Section 4.1 shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive for each of the Shares, upon the surrender of such certificate in accordance with Section 4.2, (i) in the case of each series of TCI Group Shares, the amount of Parent Common Shares with respect to each such series specified above (the "TCI Group Share Consideration") and cash in lieu of fractional Parent Common Shares as contemplated by Section 4.3, (ii) in the case of Liberty Media Tracking Shares, the amount of Parent Liberty Tracking Shares specified above (the "Liberty Media Share Consideration") and cash in lieu of fractional Parent Liberty Tracking Shares as contemplated by Section 4.3 and (iii) in the case of TCI Ventures Tracking Shares, if applicable, the amount of Parent Liberty Tracking Shares specified above (the "TCI Ventures Share Consideration") and cash in lieu of fractional Parent Liberty Tracking Shares as contemplated by Section 4.3.

                   (e) Each share of Common Stock, par value $0.01 per share, of
              Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

                   (f) (i) Each of the then outstanding stock options, if any, to purchase TCI Group Shares (each, a "TCI Group Option") issued by the Company pursuant to any stock option or similar plan of the Company, and any non-plan options to acquire TCI Group Shares set forth in Section 5.6 of the Company Disclosure Statement issued by the Company pursuant to an option agreement or otherwise issued by the Company, shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Parent and converted into a option (a "Parent Common Option") to purchase that number of Parent Common Shares determined by multiplying the number of TCI Group Shares subject to such TCI Group Option at the Effective Time by the appropriate TCI Group Exchange Ratio, at an exercise price per Parent Common Share equal to the exercise price per share of such TCI Group Option immediately prior to the Effective Time divided by such TCI Group Exchange Ratio, rounded down to the nearest whole cent. If the foregoing calculation results in an assumed TCI Group Option being exercisable for a fraction of a Parent Common Share, then the number of Parent Common Shares subject to such option shall be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Parent Common Option shall otherwise remain as set forth in the TCI Group Option converted into such Parent Common Option.

                   (ii) Each of the then outstanding stock options, if any, to purchase Liberty Media Tracking Shares (each, a "Liberty Media Option") issued by the Company pursuant to any stock option or similar plan of the Company, and any non-plan options to acquire Liberty Media Tracking Shares set forth in Section 5.6 of the Company Disclosure Statement issued by the Company pursuant to an option agreement or otherwise issued by the Company, shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Parent and converted into an option (a "Parent Liberty Tracking Option") to purchase a number of Parent Liberty Tracking Shares equal to the number of Liberty Media Tracking Shares subject to such Liberty Media Option at the Effective Time, at an exercise price per Parent Liberty Tracking Share equal to the exercise price per share of such Liberty Media Option immediately prior to the Effective Time. The terms and conditions of each Parent Liberty Tracking Option shall otherwise remain as set forth in the Liberty Media Option converted into such Parent Liberty Tracking Option.

                   (iii) Each of the then outstanding stock options, if any, to purchase TCI Ventures Tracking Shares (each, a "TCI Ventures Option") issued by the Company pursuant to any stock option or similar plan of the Company, and any non-plan options to acquire TCI Ventures Tracking Shares set forth in Section 5.6 of the Company Disclosure Statement issued by the Company pursuant to an option agreement or otherwise issued by the Company, shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Parent and converted into a Parent Liberty Tracking Option to purchase that number of Parent Liberty Tracking Shares determined by multiplying the number of TCI Ventures Tracking Shares subject to such TCI Ventures Option at the Effective Time by the appropriate TCI Ventures Exchange Ratio, at an exercise price per Parent Liberty Tracking Share equal to the exercise price per share of such TCI Ventures Option immediately prior to the Effective Time divided by such TCI Ventures Exchange Ratio, rounded down to the nearest whole cent. If the foregoing calculation results in an assumed TCI Ventures Option being exercisable for a fraction of a Parent Liberty Tracking Share, then the number of Parent Liberty Tracking Shares subject to such option shall be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Parent Liberty Tracking Option shall otherwise remain as set forth in the TCI Ventures Option converted into such Parent Liberty Tracking Option.

                   (iv) The adjustment provided herein with respect to any
              options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code.

                   (v) All restricted Shares granted pursuant to any Employee
              Plan or Benefit Arrangement, and all individual awards of restricted Shares not granted pursuant to any Employee Plan or Benefit Arrangement, shall be converted into restricted Parent Common Shares or Parent Liberty Tracking Shares, as the case may be, pursuant to this Section 4.1 and will remain subject to the same restrictions applicable to such restricted Shares immediately prior to the Effective Time.

                   (vi) The Company shall take all action necessary to provide that all outstanding awards of any type granted pursuant to any Employee Plan or Benefit Arrangement, and all outstanding individual awards not granted pursuant to any Employee Plan or Benefit Arrangement, will not vest or become exercisable on an accelerated basis in connection with the Merger and will not terminate if not exercised prior to the Closing Date.

                   (g) Each share of Company Class B Junior Preferred Stock
              issued and outstanding immediately prior to the Effective Time, other than any shares with respect to which appraisal rights are perfected under the DGCL, shall remain outstanding in the Merger as one share of Class B Junior Preferred Stock of the Surviving Corporation.

                   (h) Each share of Series C-TCI Group Preferred Stock issued and outstanding immediately prior to the Effective Time, other than any shares with respect to which appraisal rights are perfected under the DGCL, shall be converted into the right to receive a number of Parent Common Shares equal to the product of
              (i) the Series C-TCI Group Preferred Conversion Rate, and (ii) the TCI Group A Exchange Ratio (the "Series C-TCI Group Preferred Exchange Ratio").

                   (i) Each share of Series C-Liberty Media Preferred Stock
              issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of shares of Parent Liberty Class A Stock equal to the product of (i)the Series C-Liberty Media Conversion Rate, and (ii) the Liberty Media Class A Exchange Ratio (the "Series C-Liberty Media Exchange Ratio").

                   (j) Each share of Series G Preferred Stock issued and
              outstanding immediately prior to the Effective Time, other than any shares with respect to which appraisal rights are perfected under the DGCL, shall be converted into the right to receive a number of Parent Common Shares equal to the product of (i) the Series G Conversion Rate, and (ii) the TCI Group A Exchange Ratio (the "Series G Preferred Ratio").

                   (k) Each share of Series H Preferred Stock issued and
              outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of shares of Parent Liberty Class A Stock equal to the product of (i)the Series H Conversion Rate, and (ii) the Liberty Media Class A Exchange Ratio (the "Series H Preferred Ratio").

                   (l) If, prior to the Effective Time, Parent should split or combine the Parent Common Shares, or pay a stock dividend or other stock distribution in Parent Common Shares, or otherwise effect any transaction that changes the Parent Common Shares into any other securities (including securities of another corporation), or make any other dividend or distribution on the Parent Common Shares (other than normal quarterly cash dividends as the same may be adjusted from time to time in the ordinary course consistent with past practice), the Series Preferred Exchange Ratios and the terms of the exchanges described in Sections 4.1(h) through (k) will be appropriately adjusted to provide for the issuance of shares of such other corporation having terms substantially identical to the Parent Common Shares or identical to the appropriate series of Parent Liberty Tracking Shares, as appropriate.

                   4.2. Payment for Shares in the Merger. The manner of making payment for Shares in the Merger shall be as follows:

                   (a) At the Effective Time, Parent shall make available to an exchange agent selected by Parent and reasonably acceptable to the Company (the "Exchange Agent"), (i) for the benefit of those Persons who immediately prior to the Effective Time were the holders of TCI Group Shares, a sufficient number of certificates representing Parent Common Shares required to effect the delivery of the aggregate TCI Group Share Consideration required to be issued pursuant to Section 4.1 (the certificates representing Parent Common Shares comprising such aggregate TCI Group Share Consideration being hereinafter referred to as the "TCI Group Exchange Fund"), (ii) for the benefit of those Persons who immediately prior to the Effective Time were the holders of Liberty Media Tracking Shares, a sufficient number of certificates representing the appropriate series of Parent Liberty Tracking Shares required to effect the delivery of the aggregate Liberty Media Share Consideration required to be issued pursuant to
              Section 4.1 (the certificates representing Parent Liberty Tracking Shares comprising such aggregate Liberty Media Share Consideration being hereinafter referred to as the "Liberty Media Exchange Fund"), and (iii) if applicable, for the benefit of those Persons who immediately prior to the Effective Time were the holders of TCI Ventures Tracking Shares, a sufficient number of certificates representing the appropriate series of Parent Liberty Tracking Shares required to effect the delivery of the aggregate TCI Ventures Share Consideration required to be issued pursuant to
              Section 4.1 (the certificates representing Parent Liberty Tracking Shares comprising such aggregate TCI Ventures Share Consideration being hereinafter referred to as the "TCI Ventures Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Shares and the Parent Liberty Tracking Shares contemplated to be issued pursuant to
              Section 4.1 and effect the sales provided for in Section 4.3 out of the applicable Exchange Fund. The Exchange Funds shall not be used for any other purpose.

                   (b) (i) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding TCI Group Shares (the "TCI Group Certificates") (1) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the TCI Group Certificates shall pass, only upon proper delivery of the TCI Group Certificates to the Exchange Agent) and
              (2) instructions for use in effecting the surrender of the TCI Group Certificates for payment therefor. Upon surrender of TCI Group Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such TCI Group Certificates shall be entitled to receive for each of the TCI Group Shares represented by such TCI Group Certificates the appropriate TCI Group Share Consideration and the TCI Group Certificates so surrendered shall forthwith be canceled. Until so surrendered, TCI Group Certificates shall represent solely the right to receive the appropriate TCI Group Share Consideration and any cash in lieu of fractional Parent Common Shares as contemplated by Section 4.3 with respect to each of the TCI Group Shares represented thereby. No dividends or other distributions that are declared on the Parent Common Shares and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive Parent Common Shares until such Persons surrender their TCI Group Certificates. Upon such surrender, there shall be paid to the Person in whose name the Parent Common Shares are issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such Parent Common Shares between the Effective Time and the time of such surrender. After such surrender, there shall be paid on the applicable payment date, to the Person in whose name the Parent Common Shares are issued, any dividends or other distributions on such Parent Common Shares, as applicable, which shall have a record date after the Effective Time and prior to such surrender and a payment date after such surrender. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

                        (ii) Promptly after the Effective Time, the Exchange
              Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Liberty Media Tracking Shares (the "Liberty Media Certificates") (1) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Liberty Media Certificates shall pass, only upon proper delivery of the Liberty Media Certificates to the

              Exchange Agent) and (2) instructions for use in effecting the surrender of the Liberty Media Certificates for payment therefor. Upon surrender of Liberty Media Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Liberty Media Certificates shall be entitled to receive for each of the Liberty Media Tracking Shares represented by such Liberty Media Certificates the appropriate Liberty Media Share Consideration and the Liberty Media Certificates so surrendered shall forthwith be canceled. Until so surrendered, Liberty Media Certificates shall represent solely the right to receive the appropriate Liberty Media Share Consideration and any cash in lieu of fractional Parent Liberty Tracking Shares as contemplated by
              Section 4.3 with respect to each of the Liberty Media Tracking Shares represented thereby. No dividends or other distributions that are declared on the Parent Liberty Tracking Shares and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive Parent Liberty Tracking Shares until such Persons surrender their Liberty Media Certificates. Upon such surrender, there shall be paid to the Person in whose name the Parent Liberty Tracking Shares are issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such Parent Liberty Tracking Shares between the Effective Time and the time of such surrender. After such surrender, there shall be paid on the applicable payment date, to the Person in whose name the Parent Liberty Tracking Shares are issued, any dividends or other distributions on such Parent Liberty Tracking Shares, as applicable, which shall have a record date after the Effective Time and prior to such surrender and a payment date after such surrender. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

                        (iii) Promptly after the Effective Time, the Exchange
              Agent shall mail to each holder of record, if any, of a certificate or certificates which immediately prior to the Effective Time represented outstanding TCI Ventures Tracking Shares (the "TCI Ventures Certificates") (1) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the TCI Ventures Certificates shall pass, only upon proper delivery of the TCI Ventures Certificates to the Exchange Agent) and (2) instructions for use in effecting the surrender of the TCI Ventures Certificates for payment therefor. Upon surrender of TCI Ventures Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such TCI Ventures Certificates shall be entitled to receive for each of the TCI Ventures Tracking Shares represented by such TCI Ventures Certificates the appropriate TCI Ventures Share Consideration and the TCI Ventures Certificates so surrendered shall forthwith be canceled. Until so surrendered, TCI Ventures Certificates shall represent solely the right to receive the appropriate TCI Ventures Share Consideration and any cash in lieu of fractional Parent Liberty Tracking Shares as contemplated by Section 4.3 with respect to each of the TCI Ventures Tracking Shares represented thereby. No dividends or other distributions that are declared on the Parent Liberty Tracking Shares and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive Parent Liberty Tracking Shares until such Persons surrender their TCI Ventures Certificates. Upon such surrender, there shall be paid to the Person in whose name the Parent Liberty Tracking Shares are issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such Parent Liberty Tracking Shares between the Effective Time and the time of such surrender. After such surrender, there shall be paid on the applicable payment date, to the Person in whose name the Parent Liberty Tracking Shares are issued, any dividends or other distributions on such Parent Liberty Tracking Shares, as applicable, which shall have a record date after the Effective Time and prior to such surrender and a payment date after such surrender. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

                        (iv) If any cash or any certificate representing Parent
              Common Shares or Parent Liberty Tracking Shares is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Common Shares or Parent Liberty Tracking Shares, as applicable, in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Parent Common Shares or Parent Liberty Tracking Shares, as applicable, or dividends thereon or other distributions with respect thereto or, in accordance with Section 4.3, proceeds of the sale of fractional interests, delivered to a public official pursuant to applicable escheat law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common Shares or Parent Liberty Tracking Shares held by it from time to time hereunder, except that, subject to applicable escheat law, it shall receive and hold all dividends or other distributions paid or distributed with respect to such Parent Common Shares or Parent Liberty Tracking Shares, as applicable, for the account of the Persons entitled thereto.

                   (c) Certificates surrendered for exchange by any Person
              constituting a Rule 145 Affiliate of the Company shall not be exchanged for certificates representing Parent Common Shares or Parent Liberty Tracking Shares, as applicable, until Parent has received a written agreement from such Person as provided in
              Section 7.9.

                   (d) Any portion of the applicable Exchange Fund and the
              applicable Fractional Fund (and any dividends or other distributions with respect to such portion of the applicable Exchange Fund) which remains unclaimed by the former stockholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former stockholders of the Company shall thereafter look only to Parent for payment of their claim for the applicable Share Consideration (and any such dividends or other distributions) or for any cash in lieu of fractional Parent Common Shares or Parent Liberty Tracking Shares, as applicable.

                   (e) In the event that any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent will, in exchange for such lost, stolen or destroyed Certificate, issue or cause to be issued the number of Parent Common Shares or Parent Liberty Tracking Shares, as applicable, and pay or cause to be paid any amounts deliverable in respect thereof pursuant to this Article IV.

                   4.3. Fractional Shares. (a) No fractional Parent Common Shares shall be issued in the Merger. In lieu of any such fractional securities, each holder of TCI Group Shares who would otherwise have been entitled to a fraction of a Parent Common Share upon surrender of TCI Group Certificates for exchange pursuant to this Article IV will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Parent Common Shares issued pursuant to this Article IV. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full Parent Common Shares delivered to the Exchange Agent by Parent over (ii) the aggregate number of full Parent Common Shares to be distributed to holders of TCI Group Shares (such excess being herein called the "Excess Parent Common Shares"). The Exchange Agent, as agent for the former holders of TCI Group Shares, shall sell the Excess Parent Common Shares at the prevailing prices on the NYSE. The sales of the Excess Parent Common Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Parent Common Shares. Until the net proceeds of such sale have been distributed to the former holders of TCI Group Shares, the Exchange Agent will hold such proceeds in trust for such former holders (the "Fractional Parent Common Fund"). As soon as practicable after the determination of the amount of cash to be paid to former holders of TCI Group Shares in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders.

                   (b) No fractional Parent Liberty Tracking Shares shall be issued in the Merger to any former holder of Liberty Media Tracking Shares. In lieu of any such fractional securities, each holder of Liberty Media Tracking Shares who would otherwise have been entitled to a fraction of a Parent Liberty Tracking Share upon surrender of Liberty Media Certificates for exchange pursuant to this Article IV will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Parent Liberty Tracking Shares attributable to the Liberty Media Tracking Shares and issued pursuant to this
         Article IV. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full Parent Liberty Tracking Shares delivered to the Exchange Agent by Parent over (ii) the aggregate number of full Parent Liberty Tracking Shares to be distributed to holders of Liberty Media Tracking Shares (such excess being herein called the "Excess Parent Liberty Tracking (Liberty) Shares"). The Exchange Agent, as agent for the former holders of Liberty Media Tracking Shares, shall sell the Excess Parent Liberty Tracking (Liberty) Shares at the prevailing prices on the NYSE (or on such other exchange or trading system on which the Parent Liberty Tracking Shares are authorized). The sales of the Excess Parent Liberty Tracking (Liberty) Shares by the

         Exchange Agent shall be executed in such manner as determined reasonably by the Exchange Agent. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Parent Liberty Tracking (Liberty) Shares. Until the net proceeds of such sale have been distributed to the former holders of Liberty Media Tracking Shares, the Exchange Agent will hold such proceeds in trust for such former holders (the "Fractional Parent Liberty Tracking (Liberty) Fund"). As soon as practicable after the determination of the amount of cash to be paid to former holders of Liberty Media Tracking Shares in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders.

                   (c) If applicable, no fractional Parent Liberty Tracking Shares shall be issued in the Merger to any former holder of TCI Ventures Tracking Shares. In lieu of any such fractional securities, each holder of TCI Ventures Tracking Shares who would otherwise have been entitled to a fraction of a Parent Liberty Tracking Share upon surrender of TCI Ventures Certificates for exchange pursuant to this
         Article IV will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Parent Liberty Tracking Shares attributable to the TCI Ventures Tracking Shares and issued pursuant to this Article IV. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full Parent Liberty Tracking Shares delivered to the Exchange Agent by Parent over (ii) the aggregate number of full Parent Liberty Tracking Shares to be distributed to holders of TCI Ventures Tracking Shares (such excess being herein called the "Excess Parent Liberty Tracking (Ventures) Shares"). The Exchange Agent, as agent for the former holders of TCI Ventures Tracking Shares, shall sell the Excess Parent Liberty Tracking (Ventures) Shares at the prevailing prices on the NYSE (or on such other exchange or trading system on which the Parent Liberty Tracking Shares are authorized). The sales of the Excess Parent Liberty Tracking (Ventures) Shares by the Exchange Agent shall be executed in such manner as determined reasonable by the Exchange Agent. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Parent Liberty Tracking (Ventures) Shares. Until the net proceeds of such sale have been distributed to the former holders of TCI Ventures Tracking Shares, the Exchange Agent will hold such proceeds in trust for such former holders (the "Fractional Parent Liberty Tracking (Ventures) Fund"). As soon as practicable after the determination of the amount of cash to be paid to former holders of TCI

         Ventures Tracking Shares in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders.

                   4.4. Transfer of Shares after the Effective Time. No transfers of Shares shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

                   4.5. Treatment of Series F Preferred Stock. Prior to the Effective Time, the Company shall take all action necessary either (a) to cause each share of Series F Preferred Stock beneficially owned by it or any of its Subsidiaries to be converted into 1,496.65 shares of TCI Group Class A Stock in accordance with the terms of the Company Charter, or (b) to redeem all shares of Series F Preferred Stock in exchange for an aggregate of 416,528,172 shares of TCI Group Class A Stock, plus any additional shares of TCI Group Class A Stock issuable in accordance with the Company Charter as a result of the accrual of dividends thereon after the date hereof.

                   4.6. Company Series Preferred Stock. After the Effective Time, Parent and the Surviving Corporation shall establish reasonable procedures to facilitate the exchange of the Company Series Preferred Stock for Parent Common Shares or Parent Liberty Tracking Shares as contemplated by Sections 4.1(g) through (l). All shares of Company Series Preferred Stock converted into the right to receive Parent Common Shares or Parent Liberty Tracking Shares pursuant to Section 4.1 shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Series Preferred Stock shall thereafter cease to have any rights with respect to such shares of Company Series Preferred Stock, except the right to receive therefor, upon the surrender of such certificate in accordance with such procedures, the Parent Common Shares or Parent Liberty Tracking Shares specified therein and cash in lieu of any fractional shares as reasonably determined by the Surviving Corporation.


                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                   The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the Company Disclosure
         Statement:

                   5.1. Organization, Etc. of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and proposed by the Company to be conducted. The Company is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified or in good standing has or would have, individually or in the aggregate, a Material Adverse Effect on the Company or on the TCI Group.

                   5.2. Subsidiaries. Section 5.2 of the Company Disclosure Statement contains a complete and accurate list of all of the Subsidiaries of the Company (by Group) as of the date hereof. Each Subsidiary of the Company (a) is a corporation or other legal entity duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or similar power and authority to own its properties and conduct its business and operations as currently conducted, except where the failure to be duly organized, validly existing and in good standing or to have such power and authority does not and would not have, individually or in the aggregate, a Material Adverse Effect on the Company or on the TCI Group, and (b) is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing does not and would not have, individually or in the aggregate, a Material Adverse Effect on the Company or on the TCI Group.

                   5.3. Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the consummation of the transactions contemplated hereby have been approved by the Board of Directors of the Company and have been duly authorized by all other necessary corporate action on the part of the Company, except for the approval of the Company's stockholders contemplated by Section 7.3. This Agreement has been duly executed and delivered by a duly authorized officer of the Company and (assuming the due execution and delivery of this Agreement by the other parties hereto) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company has approved the transactions contemplated by this Agreement and the Voting Agreement, including the Merger, so as to render the provisions of Section 203 of the DGCL inapplicable to the transactions contemplated by this Agreement and to Parent and Merger Sub in connection with this Agreement and the Voting Agreement. The Board of Directors of the Company has directed that this Agreement be submitted to the stockholders of the Company for their approval. The affirmative approval, by vote or written consent, of the holders of Shares representing a majority of the votes that may be cast by the holders of all outstanding Shares (voting as a single class) is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Merger.

                   5.4. Permits; Compliance. Each of the Company and its Subsidiaries is in possession of all Permits from appropriate Governmental Bodies (including the FCC) necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on their respective businesses as they are now being conducted (the "Company Permits"), and all such Company Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of the Company Permits does not and would not, individually or in the aggregate, (a) have a Material Adverse Effect on the Company or on the TCI Group or (b) prevent or materially delay the consummation of the Merger. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits does not and would not, individually or in the aggregate, (x) have a Material Adverse Effect on the Company or on the TCI Group or (y) prevent or materially delay the consummation of the Merger. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any of its Subsidiaries or by which any property, asset or operation of the Company or any of its Subsidiaries is bound or affected or (ii) any Company Permits, except for such conflicts, defaults or violations that do not and would not, individually or in the aggregate, (A) have a Material Adverse Effect on the Company or on the TCI Group or (B) prevent or materially delay the consummation of the Merger.

                   5.5. Opinion of the Company's Financial Advisor. The Board of Directors of the Company has received the opinion, dated as of the date hereof, of Donaldson, Lufkin & Jenrette Securities Corporation to the effect that the Exchange Ratios are fair to the stockholders of the Company from a financial point of view.

                   5.6. Capital Stock. (a) The authorized capital stock of the Company consists of 3,602,375,096 shares, consisting of 3,550,000,000 shares of common stock, par value $1.00 per share ("Company Common Stock"), and 52,375,096 shares of preferred stock, par value $.01 per share ("Company Preferred Stock").

                   (b) The authorized Company Common Stock consists of (1) 1,750,000,000 shares of TCI Group Class A Stock, (2) 150,000,000 shares of TCI Group Class B Stock, (3) 750,000,000 shares of Liberty Media Class A Stock, (4) 75,000,000 shares of Liberty Media Class B Stock,
         (5) 750,000,000 shares of TCI Ventures Class A Stock, and (6) 75,000,000 shares of TCI Ventures Class B Stock. As of the close of business on April 30, 1998, there were issued and outstanding (net of shares held in treasury and shares held by Subsidiaries all of the common stock of which is beneficially owned by the Company):
         472,207,363 shares of TCI Group Class A Stock, 50,126,345 shares of TCI Group Class B Stock, 326,076,668 shares of Liberty Media Class A Stock, 31,745,757 shares of Liberty Media Class B Stock, 377,114,654 shares of TCI Ventures Class A Stock and 45,367,134 shares of TCI Ventures Class B Stock. As of the close of business on April 30, 1998, there were held in the treasury of the Company (including shares held by Subsidiaries):
         137,008,021 shares of TCI Group Class A Stock, 23,954,972 shares of TCI Group Class B Stock, 31,780,822 shares of Liberty Media Class A Stock, 3,499,261 shares of Liberty Media Class B Stock, 61,450 shares of TCI Ventures Class A Stock and 432,196 shares of TCI Ventures Class B Stock. Except for one share of TCI Group Class A Stock owned by a Liberty Media Member, there are no TCI Group Shares, shares of Company Class B Junior Preferred Stock, Series C-TCI Group Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or any other securities convertible into or exchangeable or exercisable for TCI Group Shares held by any Liberty Media Member or TCI Ventures Member.

                   (c) The Company Preferred Stock consists of (1) 700,000 shares of Class A Preferred Stock ("Company Class A Preferred Stock"),
         (2) 1,675,096 shares of Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock ("Company Class B Junior Preferred Stock"), and
         (3) 50,000,000 shares of Series Preferred Stock ("Company Series Preferred Stock"). Of the Company Series Preferred Stock, 80,000 shares have been designated Convertible Preferred Stock, Series C ("Series C Preferred Stock"), 70,575 shares have been designated Convertible Preferred Stock, Series C-TCI Group ("Series C-TCI Group Preferred Stock"), 70,575 shares have been designated Convertible Preferred Stock, Series C-Liberty Media ("Series C-Liberty Media Preferred Stock"), 1,000,000 shares have been designated Convertible Preferred Stock, Series D ("Series D Preferred Stock"), 400,000 shares have been designated Redeemable Convertible Preferred Stock, Series E ("Series E Preferred Stock"), 500,000 shares have been designated Convertible Redeemable Participating Preferred Stock, Series F ("Series F Preferred Stock"), 7,259,380 shares have been designated Redeemable Convertible TCI Group Preferred Stock, Series G ("Series G Preferred Stock"), and 7,259,380 shares have been designated Redeemable Convertible Liberty Media Group Common Stock, Series H ("Series H Preferred Stock"). As of the close of business on April 30, 1998, there were issued and outstanding no shares of Company Class A Preferred Stock, 1,552,490 shares of Company Class B Junior Preferred Stock, no shares of Series C Preferred Stock, 53,120 shares of Series C- TCI Group Preferred Stock, 70,575 shares of Series C-Liberty Media Preferred Stock, no shares of Series D Preferred Stock, no shares of Series E Preferred Stock, 278,307 shares of Series F Preferred Stock, 6,547,294 shares of Series G Preferred Stock and 6,567,794 shares of Series H Preferred Stock.

                   (d) All outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of the Company is entitled to preemptive rights.

                   (e) As of March 31, 1998, there were no options, warrants or other rights to acquire capital stock (or securities convertible into or exercisable or exchangeable for capital stock) from the Company, other than (i) the right of the holders of (A) TCI Group Class B Stock to convert shares of TCI Group Class B Stock into TCI Group Class A Stock, (B) Liberty Media Class B Stock to convert shares of Liberty Media Class B Stock into Liberty Media Class A Stock, and (C) TCI Ventures Class B Stock to convert shares of TCI Group Class B Stock into TCI Group Class A Stock, in each case, pursuant to the Company Charter, (ii) options or other rights outstanding as of the close of business on March 31, 1998 representing in the aggregate the right to purchase or otherwise acquire up to 15,256,188 shares of TCI Group Class A Stock, 14,511,570 shares of TCI Group Class B Stock, 11,986,412 shares of Liberty Media Class A Stock, no shares of Liberty Media Class B Stock, 13,700,856 shares of TCI Ventures Class A Stock, and 2,800,000 shares of TCI Ventures Class B Stock, pursuant to Employee Plans or Benefit Arrangements or otherwise, (iii) 24,163,259 shares of TCI Group Class A Stock, 19,416,910 shares of Liberty Media Class A Stock, and 20,711,373 shares of TCI Ventures Class A Stock issuable upon exchange of the TCI UA, Inc. Convertible Notes due December 12, 2021 (the "UA Note"), and (iv)(A) 7,057,523 shares of TCI Group Class A Stock issuable upon conversion of the Series C-TCI Group Preferred Stock, at a conversion rate equal to the Series C-TCI Group Preferred Conversion Rate, (B) 3,969,844 shares of Liberty Media Class A Stock issuable upon conversion of the Series C-Liberty Media Preferred Stock, at a conversion rate equal to the Series C- Liberty Media Conversion Rate,
         (C) 60,210 shares of TCI Group Class A Stock and 33,868 shares of Liberty Media Class A Stock issuable upon conversion of the Series D Preferred Stock, (D) 7,791,280 shares of TCI Group Class A Stock issuable upon conversion of the Series G Preferred Stock, at a conversion rate equal to the Series G Conversion Rate, (E) 3,879,103 shares of Liberty Media Class A Stock issuable upon conversion of the Series H Preferred Stock, at a conversion rate equal to the Series H Conversion Rate, (F) 9,747,400 shares of TCI Group

         Class A Stock issuable upon exchange of the shares of Series A Preferred Stock, par value $.01 per share, of TCI Communications, Inc.,
         (G) 34,087,114 shares of TCI Group Class A Stock issuable upon exchange of the shares of Class A Senior Cumulative Exchangeable Preferred Stock, par value $100 per share, of TCI Pacific Communications, Inc., and (H) 1,084,056 shares of TCI Group Class A Stock issuable upon exchange of the Exchangeable Preferred Stock, Series A, par value $.01 per share, of ETC NSCI Holdings, Inc. Upon consummation of the Merger, none of such options or convertible securities will be exercisable for or convertible into any shares of capital stock of the Company, but instead, will either be exchanged in the Merger or be adjusted to be exercisable for or convertible into Parent Common Shares or Parent Liberty Tracking Shares (and, if applicable, will continue to be exercisable for or convertible into TSATA shares) in accordance with the terms of this Agreement and of such securities.

                   (f) Since March 31, 1998 until the execution of this Agreement, the Company has not issued any capital stock or any options, warrants or other rights to acquire capital stock (or securities convertible into or exercisable or exchangeable for capital stock) other than (i) the issuance of shares of Company Common Stock pursuant to options referred to in clause (ii) of the foregoing paragraph (e) that were outstanding as of March 31, 1998 or that were issued subsequently as set forth in clause (ii) of this paragraph (f), and
         (ii) the award of options to purchase or restricted shares under Employee Plans and Benefits Arrangements with respect to an aggregate of not more than 1,350,000 shares of TCI Group Class A Stock (and grants of options and awards with respect to Liberty Media Class A Stock or TCI Ventures Class A Stock). Except as disclosed in Section
         5.6 of the Company Disclosure Statement, all outstanding shares of capital stock of, or other equity or voting interest in, the Significant Subsidiaries of the Company are owned by the Company or a direct or indirect Wholly Owned Subsidiary of the Company, free and clear of all liens, charges, encumbrances, claims and options of any nature and no Person has any right to acquire any shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company.

                   (g) As of March 31, 1998 and the date hereof, the following were all zero: Number of Shares Issuable with Respect to the Italy Programming Group Inter-Group Interest, the Number of Shares Issuable with Respect to the Italy Ventures Inter-Group Interest, the Committed Acquisition Shares and the Italy Ventures Preferred Interest.

                   5.7.  Litigation.  Except as disclosed in the Company
         SEC Reports filed prior to the date hereof, there are, as of the date hereof, no actions, suits, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries (or any Employee Plan or Benefit Arrangement), or any property of the Company or any such Subsidiary (including Intellectual Property), before any arbitrator of any kind or in or before or by any Governmental Body, except actions, suits, investigations or proceedings which, individually or in the aggregate, would not, if adversely determined, (a) have a Material Adverse Effect on the Company or on the TCI Group or (b) prevent or materially delay the consummation of the Merger.

                   5.8. Compliance with Other Instruments, Etc. Neither the Company nor any Subsidiary of the Company is in violation of any term of (a) its charter, by-laws or other organizational documents, or (b) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, the consequences of which violation, whether individually or in the aggregate, do or would (i) have a Material Adverse Effect on the Company or on the TCI Group or (ii) prevent or materially delay the consummation of the Merger. Assuming the approval of the Company's stockholders as contemplated by Section 7.3, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of or conflict with, or constitute a default under, the charter, bylaws or other organizational documents of the Company (or any of its Subsidiaries). Except as set forth in Section 5.8 of the Company Disclosure Statement, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of or conflict with, constitute a default under, require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation under, any agreement, note, bond, mortgage, indenture, contract, lease, Permit or other obligation or right (excluding options, restricted stock, employment contracts and other employee related obligations or rights which are addressed in
         Section 5.9(f)) to which the Company or any of its Subsidiaries is a party or by which any of the assets or properties of the Company or any of its Subsidiaries is bound, or any instrument or Law, or result in the creation of (or impose any obligation on the Company or any of its Subsidiaries to create) any mortgage, lien, charge, security interest or other encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to any such term, except where any of the foregoing, individually or in the aggregate, does not and would not (i) have a Material Adverse Effect on the Company or on the TCI Group or (ii) prevent or materially delay the consummation of the Merger.

                   5.9. Employee Benefit Plans. (a) The Company Dis-closure Statement sets forth as of the date hereof a true and complete list of each material "employee benefit plan" (as defined in Section 3(3) of ERISA) of the Company and its Subsidiaries in which current or former employees, agents, directors, or independent contractors of the Company or its Subsidiaries ("Employees") participate or pursuant to which the Company or any of its Subsidiaries may have a liability with respect to Employees (each, an "Employee Plan"), and each other material plan, program, policy, contract or arrangement of the Company and its Subsidiaries providing for bonuses, pensions, deferred pay, stock or stock related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any Employees or any beneficiaries or dependents of any Employees (other than directors' and officers' liability policies), whether or not insured or funded (each, a "Benefit Arrangement"). Except as disclosed on the Company Disclosure Statement, neither the Company nor any of its Subsidiaries has any commitment to establish any material additional Employee Plans or Benefit Arrangements or to modify or change materially any existing Employee Plan or Benefit Arrangement. The Company has made available to Parent with respect to each Employee Plan and Benefit Arrangement: (i) a true and complete copy of all written documents comprising such Employee Plan or Benefit Arrangement (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of such Employee Plan or Benefit Arrangement; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent Internal Revenue Service determination letter, if any. For purposes of the Company Disclosure Statement and for making available documents with respect to Employee Plans and Benefit Arrangements, but not for purposes of the remainder of this
         Section 5.9, Employee Plans and Benefit Arrangements shall be limited to Employee Plans and Benefit Arrangements of the Company and its ERISA Affiliates.

                   (b) Each Employee Plan and Benefit Arrangement has been established and maintained in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code (and the prohibited transaction provisions of ERISA and the Code), and all contributions required to be made to the Employee Plans and Benefit Arrangements have been made in a timely fashion, except where such failure to establish, maintain or comply, or to make such contributions, individually or in the aggregate, does not and would not have a Material Adverse Effect on the Company or on the TCI Group. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable notification letter from the Internal

         Revenue Service, and, to the knowledge of the Company, no event has occurred which results or would result in a revocation of such letter.

                   (c) Except as set forth in Section 5.9 of the Company Disclosure Statement, no Employee Plan is subject to Title IV of ERISA.

                   (d) Except as set forth in Section 5.9 of the Company Disclosure Statement, no Employee Plan is a "multiemployer plan" (as defined in Section 3(37) of ERISA) or a "multiple employer plan" described in Section 4063(a) of ERISA, and the Company has not at any time in the past five years, contributed to or been obligated to contribute to such a multiemployer plan or multiple employer plan.

                   (e) Neither the Company nor any ERISA Affiliate has any Controlled Group Liability, nor do any circumstances exist that could result in any of them having any Controlled Group Liability, which would have a Material Adverse Effect on the Company or on the TCI Group. "Controlled Group Liability" means any and all liabilities under
         (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, or (iv) the continuation coverage requirements of Sections 601 et seq. of ERISA and section 4980B of the Code.

                   (f) Except as set forth in Section 5.9 of the Company Disclosure Statement, none of the execution or delivery of this Agreement, the Voting Agreement, stockholder approval of the Merger by the stockholders of the Company at the Company Stockholders Meeting or otherwise, or the consummation of the transactions contemplated hereby or thereby (either alone or together with any additional or subsequent events), constitutes an event under any Employee Plan, Benefit Arrangement, loan to, or individual agreement or contract with, an Employee that may result in any material payment (whether of severance pay or otherwise), restriction or limitation upon the assets of any Employee Plan or Benefit Agreement, acceleration of payment or vesting, increase in benefits or compensation, or required funding, with respect to any Employee, or the forgiveness of any loan or other commitment of any Employees.

                   (g) There are no actions, suits, arbitrations, inquiries, investigations or other proceedings (other than routine claims for benefits) pending or, to the Company's knowledge, threatened, with respect to any Employee Plan or Benefit Arrangement, except for any of the foregoing that do not and would not have, individually or in the aggregate, a Material Adverse Effect on the Company or on the TCI Group.

                   (h) Except as disclosed on the Company Disclosure Statement, no material amounts paid or payable by the Company or any ERISA Affiliate to or with respect to any Employee

         (including any such amounts that may be payable as a result of the execution and delivery of this Agreement or the Voting Agreement or the consummation of the transactions contemplated hereby or thereby) will fail to be deductible for United States federal income tax purposes by reason of Section 280G of the Code.

                   (i) Except as set forth in Section 5.9 of the Company Disclosure Statement, no Employees and no beneficiaries or dependents of Employees are entitled under any Employee Plan or Benefit Arrangement to post-employment welfare benefits of any kind, including death or medical benefits, other than coverage mandated by Section 4980B of the Code.

                   (j) Except as set forth in Section 5.9 of the Company Disclosure Statement, there are no agreements with, or pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for any of the employees of the Company or any of its Subsidiaries; no such petitions have been pending at any time within two years of the date of this Agreement and, to the knowledge of the Company, there has not been any organizing effort by any union or other group seeking to represent any employees of the Company or any of its Subsidiaries as their exclusive bargaining agent at any time within two years of the date of this Agreement. There are no labor strikes, work stoppages or other labor troubles, other than routine grievance matters, now pending, or, to the Company's knowledge, threatened, against the Company or any of its Subsidiaries which have or would have, individually or in the aggregate, a Material Adverse Effect on the Company or on the TCI Group, and there have not been any such labor strikes, work stoppages or other labor troubles, other than routine grievance matters, with respect to the Company or any of its Subsidiaries at any time within two years of the date of this Agreement.

                   5.10. Taxes. (a) The Company and its Subsidiaries have filed all income Tax Returns and all material other United States federal, state, county, local and foreign Tax Returns required to be filed by them. The Company and its Subsidiaries have paid all material Taxes due, other than Taxes appropriate reserves for which have been made in the Company's financial statements (and, to the extent material, such reserves have been accurately described in the Company SEC Reports). There are no material assessments or adjustments that have been asserted in writing against the Company or its Subsidiaries for any period for which the Company has not made appropriate reserves in the Company's financial statements included in the Company SEC Reports.

                   (b) There are no material claims or assessments pending against the Company or any of its Subsidiaries for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed material Tax claims or assessments against the Company or any of its Subsidiaries (other than, in each case, claims or assessments for which adequate reserves in the Company financial statements have been established or which are being contested in good faith or are immaterial in amount). Except as set forth in
         Section 5.10(b) of the Company Disclosure Statement and subject to the qualifications set forth therein, there are no material "deferred intercompany transactions" or "intercompany transactions" the gain or loss in which has not yet been taken into account under the consolidated return Treasury Regulations currently or previously in effect.

                   (c) There are no liens for Taxes on the assets of the Company or any of its Subsidiaries, except for statutory liens for current Taxes not yet due and payable (and except for liens which do not and would not, individually or in the aggregate, have a Material Adverse Effect on the Company or on the TCI Group).

                   (d) For purposes of this Agreement, the term "Tax" means any United States federal, state, county or local, or foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, value added, alternative or added minimum, ad valorem or transfer tax, or any other tax, custom, duty or governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Body. The term "Tax Return" means a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Body with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

                   5.11. Intellectual Property. The Company and its Subsidiaries own, have the defensible right to use, or are indemnified for or otherwise protected from any material risk for using, the Intellectual Property used in their respective businesses, except where the failure to own, have the right to use or be indemnified for or protected from any material risk of using such Intellectual Property, individually or in the aggregate, does not and would not have a Material Adverse Effect on the Company or on the TCI Group.

                   5.12. Reports and Financial Statements. (a) The Company has filed all Reports on Form 10-K, Form 10-Q and Form 8-K, registration statements and proxy statements required to be filed with the SEC since January 1, 1996 (collectively, the "Company SEC Reports"). The Company has previously furnished or made available to Parent true and complete copies of all the Company SEC Reports filed prior to the date hereof. None of the Company SEC Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included in the Company SEC Reports present fairly, in all material respects, the results of operations and the changes in financial position of the Company and its Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments. All of the Company SEC Reports, as of their respective dates, complied as to form in all material respects with the requirements of the Exchange Act, the Securities Act and the applicable rules and regulations thereunder.

                   (b) The Company and its Subsidiaries have not made any misstatements of fact, or omitted to disclose any fact, to any Governmental Body, or taken or failed to take any action, which misstatements or omissions, actions or failures to act, individually or in the aggregate, subject or would subject any Company Permits referred to in Section 5.4 to revocation or failure to renew, except where such revocation or failure to renew, individually or in the aggregate, does not and would not have a Material Adverse Effect on the Company or on the TCI Group.

                   (c) Except (i) as and to the extent disclosed or reserved against on the balance sheet of the Company as of December 31, 1997 included in the Company SEC Reports, or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, the Company does not have any liabilities or obligations of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or would have a Material Adverse Effect on the Company or on the TCI Group.

                   5.13. Absence of Certain Changes or Events. During the period since December 31, 1997, except as disclosed in the Company SEC Reports filed prior to the date hereof, (a) the business of the Company and its Subsidiaries has been conducted only in the ordinary course, consistent with past practice, except for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and except as otherwise expressly permitted or required by this Agreement, (b) neither the Company nor any of its Subsidiaries has taken any action or omitted to take any action, or entered into any contract, agreement, commitment or arrangement to take any action or omit to take any action, which, if taken or omitted after the date hereof, would violate
         Section 7.1, and (c) there has not been, and, to the best knowledge of the Company, nothing has occurred that would have, a Material Adverse Effect on the Company or on the TCI Group.

                   5.14. Affiliated Transactions and Certain Other Agreements. Set forth in Section 5.14 of the Company Disclosure Statement is an accurate and complete listing, as of the date hereof, of (a) all contracts, leases, agreements or understandings, whether written or oral, to which the Company or any of its Subsidiaries is a party or is otherwise bound which contain any restriction or limitation on the ability of the Company or any of its Affiliates (other than the Stockholders and their non-Company Affiliates) to engage in any business anywhere in the world, other than any such contracts, leases, agreements or understandings the loss or breach of which, individually or in the aggregate, does not and would not have a Material Adverse Effect on the Company or on the TCI Group, and (b) all contracts, leases, agreements or understandings, whether written or oral, giving any Person the right to require the Company to register Shares or to participate in any registration of Shares. The Company has previously provided or made available to Parent true and complete copies of each of the foregoing agreements. Except as disclosed in the Company SEC Reports, there are no relationships or transactions of a type required to be disclosed in the Company SEC Reports pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

                   5.15. Brokers and Finders. Except for the fees and expenses payable to Donaldson, Lufkin & Jenrette Securities Corporation, which fees and expenses are reflected in its agreements with the Company, copies of which have been furnished to Parent, the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

                   5.16. Registration Statement. None of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in the Registration Statement will at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required to be described in an amendment of, or a supplement to the Registration Statement, the Company shall notify Parent thereof by reference to this Section 5.16 and such event shall be so described. Any such amendment or supplement shall be promptly filed with the SEC and, as and to the extent required by law, disseminated to the stockholders of the Company, and such amendment or supplement shall comply in all material respects with all provisions of the Securities Act.

                   5.17. Separation of Assets and Liabilities. (a) Each of the combined balance sheets (including the related notes) of each of the TCI Group, the Liberty Media Group and the TCI Ventures Group included in the Company SEC Reports presents fairly, respectively, in all material respects, the combined financial position of each of the TCI Group, the Liberty Media Group and the TCI Ventures Group as of the respective dates thereof, and the other related statements (including the related notes) included in the Company SEC Reports present fairly, respectively, in all material respects, the results of operations and the changes in financial position of each of the TCI Group, the Liberty Media Group and the TCI Ventures Group for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments. Except (i) as and to the extent disclosed or reserved against on the balance sheet of the TCI Group, the Liberty Media Group or the TCI Ventures Group as of December 31, 1997 included in the Company SEC Reports, or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, none of the TCI Group, the Liberty Media Group or the TCI Ventures Group has any liabilities or obligations of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or would have a Material Adverse Effect on the Company or on the TCI Group.

                   (b) Set forth in Section 5.17(b) of the Company Disclosure Statement is an accurate and complete listing, as of the date hereof, of all contracts, leases, agreements or understandings, whether written or oral, that are material to TCI Group taken as a whole, with or on behalf of any Liberty Media Member or TCI Ventures Member to which any TCI Group Member is a party or is otherwise bound, or by which any of their respective properties or assets is subject or bound, other than contracts or agreements between any Liberty Media Member or TCI Ventures Member, on the one hand, and any TCI Group Member, on the other hand, entered into in the ordinary course of business and having terms and conditions that are no less favorable to TCI Group than those available to unaffiliated third parties generally. Section 5.17(b) of the Company Disclosure Statement also sets forth a summary as of March 31, 1998 and the date hereof of the material debt and equity interests of any TCI Group Member, Liberty Media Member or TCI Ventures Member in any member of any other Group.

                   (c) (i) Except as set forth in Section 5.17(c)(i) of the Company Disclosure Statement, all of the material properties and assets (tangible, intangible or otherwise) and obligations and liabilities of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, that are reflected on the financial statements referred to in Section 5.17(a) relate to the respective business and operations of the TCI Group, the Liberty Media Group and the TCI Ventures Group (as such businesses and operations are described in Note 1 to the Company's consolidated audited financial statements for the year ended December 31, 1997) (respectively, the "TCI Group Business," the "Liberty Media Business," and the "TCI Ventures Business").

                   (ii) As of the Effective Time, except as set forth in Section 5.17(c)(ii) of the Company Disclosure Statement or as otherwise expressly permitted or required pursuant to this Agreement, and assuming that the Restructuring has occurred, (A) TCI Ventures LLC, directly or through its Subsidiaries, will own all of the material properties and assets (tangible, intangible or otherwise) of the Company or any of its Subsidiaries primarily relating to the Liberty Media Business or the TCI Ventures Business, and will have primary liability for, or will have assumed, all material obligations and liabilities of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, primarily relating to the Liberty Media Business or the TCI Ventures Business, and (B) the Company and its Subsidiaries, other than TCI Ventures LLC and its Subsidiaries, will own all of the material properties and assets (tangible, intangible or otherwise) of the Company or any of its Subsidiaries primarily relating to the TCI Group Business, and will have primary liability for, or will have assumed, all material obligations and liabilities of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, primarily relating to the TCI Group Business; provided that the shares of TCG (or the Parent Common Shares into which they may be exchanged) will be held by TCI Ventures LLC but will be attributed to the TCI Group.

                                   ARTICLE VI

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                   Parent and Merger Sub each represents and warrants to the Company that, except as set forth in the Parent Disclosure Statement (each section of which qualifies the correspondingly numbered representation and warranty or covenant as specified therein):

                   6.1. Organization, Etc. of Parent. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and proposed by Parent to be conducted. Parent is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified or in good standing has or would have, individually or in the aggregate, a Material Adverse Effect on Parent.

                   6.2. Subsidiaries. Each Subsidiary of Parent (a) is a corporation or other legal entity duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or similar power and authority to own its properties and conduct its business and operations as currently conducted, except where the failure to be duly organized, validly existing and in good standing or to have such power and authority does not and would not have, individually or in the aggregate, a Material Adverse Effect on Parent, and (b) is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing does not and would not have, individually or in the aggregate, a Material Adverse Effect on Parent.

                   6.3. Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the consummation of the transactions contemplated hereby have been approved by the respective Boards of Directors of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub, and have been duly authorized by all other necessary corporate action on the part of Parent or Merger Sub, except for the approval of the Parent's stockholders contemplated by Section 7.3. This Agreement has been duly executed and delivered by a duly authorized officer of Parent and of Merger Sub and (assuming the due execution and delivery of this

         Agreement by the Company) constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

                   6.4. Permits; Compliance. Each of Parent and its Subsidiaries is in possession of all Permits from appropriate Governmental Bodies (including the FCC) necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on their respective businesses as they are now being conducted (the "Parent Permits"), and all such Parent Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits does not and would not, individually or in the aggregate, (a) have a Material Adverse Effect on Parent or (b) prevent or materially delay the consummation of the Merger. No suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits does not and would not, individually or in the aggregate, (x) have a Material Adverse Effect on Parent or (y) prevent or materially delay the consummation of the Merger. Neither Parent nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any of its Subsidiaries or by which any property, asset or operation of Parent or any of its Subsidiaries is bound or affected or (ii) any Parent Permits, except for such conflicts, defaults or violations that do not and would not, individually or in the aggregate, (A) have a Material Adverse Effect on Parent or (B) prevent or materially delay the consummation of the Merger.

                   6.5. Opinions of Parent's Financial Advisors. The Board of Directors of Parent has received the opinions, dated as of the date of this Agreement, of Goldman Sachs & Co. and Credit Suisse First Boston Corporation to the effect that, as of such date, the Exchange Ratios, collectively, are fair to Parent from a financial point of view.

                   6.6. Capital Stock. As of the date hereof, the authorized capital stock of Parent consists of (a) 6,000,000,000 Parent Common Shares and (ii) 100,000,000 shares of preferred stock, $1.00 par value per share. All of the outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of Parent is entitled to preemptive rights. As of the close of business on April 30, 1998, 1,624,198,000 Parent Common Shares and no shares of Parent preferred stock were issued and outstanding. Except as disclosed in the Parent SEC Reports, all outstanding shares of capital stock of the Significant Subsidiaries (as defined for purposes of Regulation S-X under the Exchange Act) of Parent are owned by Parent or a direct or indirect Wholly Owned Subsidiary of Parent, free and clear of all liens, charges, encumbrances, claims and options of any nature. As of the close of business on April 30, 1998, there were outstanding options to acquire no more than 69,000,000 Parent Common Shares.

                   6.7. Parent Shares. The Parent Common Shares and the Parent Liberty Tracking Shares to be issued pursuant to Article IV will, when issued, be duly authorized, validly issued, fully paid and nonassessable and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Parent Common Shares and the Parent Liberty Tracking Shares to be issued in the Merger will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws.

                   6.8. Litigation. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, there are, as of the date hereof, no actions, suits, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any Benefit Plans of Parent or any of its Subsidiaries, or any property of Parent or any such Subsidiary (including Intellectual Property), in any court or before any arbitrator of any kind or in or before or by any Governmental Body, except actions, suits, investigations or proceedings or which, individually or in the aggregate, would not, if adversely determined, (a) have a Material Adverse Effect on Parent or (b) prevent or materially delay the consummation of the Merger.

                   6.9. Compliance with Other Instruments, Etc. Neither Parent nor any Subsidiary of Parent is in violation of any term of (a) its charter, by-laws or other organizational documents, or (b) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, the consequences of which violation, whether individually or in the aggregate, do or would (i) have a Material Adverse Effect on Parent or
         (ii) prevent or materially delay the consummation of the Merger. Assuming the approval of Parent's stockholders as contemplated by
         Section 7.3, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of or conflict with, or constitute a default under, the charter, bylaws or other organizational documents of Parent (or any of its Subsidiaries). Except as set forth in Section 6.9 of the Parent Disclosure Statement, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of or conflict with, constitute a default under, require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any obligation under, any agreement, note, bond, mortgage, indenture, contract, lease, Permit or other obligation or any instrument to which Parent or any of its Subsidiaries is a party or by which any of the assets or properties of Parent or any of its Subsidiaries is bound or any instrument or Law, or result in the creation of (or impose any obligation on Parent or any of its Subsidiaries to create) any mortgage, lien, charge, security interest or other encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries pursuant to any such term, except where any of the foregoing, individually or in the aggregate, does not and would not (i) have a Material Adverse Effect on Parent or (ii) prevent or materially delay the consummation of the Merger.

                   6.10. Taxes. (a) Parent and its Subsidiaries have filed all income Tax Returns and all material other United States federal, state, county, local and foreign Tax Returns required to be filed by them. Parent and its Subsidiaries have paid all material Taxes due, other than Taxes appropriate reserves for which have been made in Parent's financial statements (and, to the extent material, such reserves have been accurately described in the Parent SEC Reports). There are no material assessments or adjustments that have been asserted in writing against Parent or its Subsidiaries for any period for which Parent has not made appropriate reserves in Parent's financial statements included in Parent SEC Reports.

                   (b) There are no material claims or assessments pending against Parent or any of its Subsidiaries for any alleged deficiency in any Tax, and Parent has not been notified in writing of any proposed material Tax claims or assessments against Parent or any of its Subsidiaries (other than, in each case, claims or assessments for which adequate reserves in Parent financial statements have been established or which are being contested in good faith or are immaterial in amount).

                   (c) There are no liens for Taxes on the assets of Parent or any of its Subsidiaries, except for statutory liens for current Taxes not yet due and payable (and except for liens which do not and would not, individually or in the aggregate, have a Material Adverse Effect on Parent).

                   6.11. Intellectual Property. Parent and its Subsidiaries own, have the defensible right to use, or are indemnified for or otherwise protected from any material risk for using the Intellectual Property used in their respective businesses, except where the failure to own, have the right to use or be indemnified for or protected from any material risk of using such Intellectual Property, individually or in the aggregate, does not and would not have a Material Adverse Effect on Parent.

                   6.12. Reports and Financial Statements. (a) Parent has filed all Reports on Form 10-K, Form 10-Q and Form 8-K, registration statements and proxy statements required to be filed with the SEC since January 1, 1996 (collectively, the "Parent SEC Reports"). Parent has previously furnished or made available to the Company true and complete copies of all Parent SEC Reports filed prior to the date hereof. None of the Parent SEC Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Parent SEC Reports presents fairly, in all material respects, the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included in the Parent SEC Reports present fairly, in all material respects, the results of operations and the changes in financial position of Parent and its Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments. All of the Parent SEC Reports, as of their respective dates, complied as to form in all material respects with the requirements of the Exchange Act, the Securities Act and the applicable rules and regulations thereunder.

                   (b) Parent and its Subsidiaries have not made any misstatements of fact, or omitted to disclose any fact, to any Governmental Body, or taken or failed to take any action, which misstatements or omissions, actions or failures to act, individually or in the aggregate, subject or would subject any Parent Permits referred to in Section 6.4 to revocation or failure to renew, except where such revocation or failure to renew, individually or in the aggregate, does not and would not have a Material Adverse Effect on Parent.

                   (c) Except (i) as and to the extent disclosed or reserved against on the balance sheet of Parent as of December 31, 1997 included in the Parent SEC Reports, or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, Parent does not have any liabilities or obligations of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or would have a Material Adverse Effect on Parent.

                   (d) During the period since December 31, 1997, except as disclosed in the Parent SEC Reports filed prior to the date hereof, there has not been, and, to the best knowledge of Parent, nothing has occurred that would have, a Material Adverse Effect on Parent.

                   6.13. Brokers and Finders. Except for the fees and expenses payable to Credit Suisse First Boston Corporation and Goldman Sachs & Co., which fees and expenses will be paid by Parent, Parent has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

                   6.14. Registration Statement. None of the information to be supplied by Parent or Merger Sub in writing for inclusion or incorporation by reference in the Registration Statement will at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in an amendment of, or a supplement to the Registration Statement, Parent shall notify the Company thereof by reference to this Section 6.14 and such event shall be so described. Any such amendment or supplement shall be promptly filed with the SEC and, as and to the extent required by law, disseminated to the stockholders of the Company, and such amendment or supplement shall comply in all material respects with all provisions of the Securities Act. The Registration Statement will comply (with respect to Parent and Merger Sub and information provided in writing therefor by Parent or Merger Sub) as to form in all material respects with the provisions of the Securities Act.

                   6.15. Ownership of Merger Sub; No Prior Activities; Assets of Merger Sub.

                   (a) Merger Sub was formed by Parent solely for the purpose of engaging in the transactions contemplated hereby.

                   (b) As of the date hereof and the Effective Time, the capital stock of Merger Sub is and will be owned 100% by Parent directly. Further, there are not as of the date hereof and there will not be at the Effective Time any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character to or by which Merger Sub is a party or may be bound requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Sub.

                   (c) As of the date hereof and immediately prior to the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby and by the Voting Agreement, Merger Sub has not and will not have incurred, directly or indirectly through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

                   (d) Parent will take all action necessary to ensure that Merger Sub at no time prior to the Effective Time owns any material assets other than an amount of cash necessary to incorporate Merger Sub and to pay the expenses of the Merger attributable to Merger Sub if the Merger is consummated.

                   6.16. Ownership of Company Stock. Neither Parent nor any Subsidiary of Parent (excluding any employee benefit plan, or related trust, of Parent or its Subsidiaries) owns or, to the knowledge of Parent, has owned within the last two years, any shares of the capital stock of the Company. Between the date of this Agreement and the Effective Time, neither Parent nor any Subsidiary of Parent (excluding any employee benefit plan, or related trust, of Parent or its Subsidiaries) will purchase or otherwise acquire any shares of the capital stock of the Company (except pursuant to the terms of this Agreement).


                                   ARTICLE VII

                       ADDITIONAL COVENANTS AND AGREEMENTS

                   7.1. Conduct of Business of the Company. Except as set forth in Section 7.1 of the Company Disclosure Statement, as expressly permitted by this Agreement (any transaction permitted by Schedule 7.18 or pursuant to the Restructuring being deemed expressly permitted), as described in the Company's Capital Spending Plan, dated June 2, 1998, previously delivered by the Company to Parent (the "Capital Spending Plan"), as required by any change in applicable Law, or as otherwise agreed by Parent in writing, during the period from the date of this Agreement to the Effective Time, (i) the Company will, and will cause each of the TCI Group Members to, conduct the TCI Group Business in the ordinary course of business consistent with past practice, and (ii) to the extent consistent with the foregoing, the Company will, and will cause each of the TCI Group Members to, seek to preserve intact its current business organizations, keep available the service of its current officers and employees, and preserve its relationships with customers, suppliers and others having business dealings with it, in each case with respect to the TCI

         Group Business, with the objective that the goodwill and ongoing businesses of the TCI Group shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, from and including the date hereof to the Effective Time, the Company will not, and will not permit any of the TCI Group Members to, without the prior written consent of Parent (except to the extent set forth in Section 7.1 of the Company Disclosure Statement):

                   (a) except for (i) TCI Group Shares issued upon exercise of options or other rights outstanding as of the date hereof under Employee Plans or Benefit Arrangements in accordance with the terms thereof, (ii) TCI Group Shares issued in connection with the conversion of convertible or exchangeable securities of the Company or its Subsidiaries outstanding as of the date hereof in accordance with the terms of such securities, (iii) shares of TCI Group Class A Stock issued upon conversion of shares of TCI Group Class B Stock outstanding on the date hereof or issued pursuant to convertible securities to acquire TCI Group Class B Stock outstanding on the date hereof, in accordance with the terms of the Company Charter as in effect on the date hereof, (iv) with respect to Liberty Media Tracking Shares or TCI Ventures Tracking Shares to the extent permitted pursuant to Section 7.18, (v) options to purchase, restricted stock awards of, or other compensation payable in shares of, TCI Group Class A Stock, up to an aggregate of 3,000,000 shares of TCI Group Class A Stock, and
              (vi) issuance of up to 14,511,570 shares of TCI Group Class B Stock which John C. Malone and certain members of the Magness family have the right to acquire from the Company, upon exercise of such right in accordance with the terms thereof, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of its capital stock of any class (including the Shares), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or (B) any other securities in respect of, in lieu of, or in substitution for, Shares outstanding on the date hereof;

                   (b) except with respect to Liberty Media Tracking Shares or
              TCI Ventures Tracking Shares to the extent permitted pursuant to
              Section 7.18, redeem, purchase or
              otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities (including the Shares), other than pursuant to existing agreements requiring the Company to repurchase or acquire any shares of its capital stock (provided that such repurchase or acquisition is in accordance with the terms of such agreement as in effect on the date hereof);

                   (c) except for conversions of shares of TCI Group Class B
              Stock outstanding on the date hereof into shares of TCI Group Class A Stock, in accordance with the terms of the Company Charter as in effect on the date hereof, split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such (other than dividends or distributions paid by any Wholly Owned Subsidiary of the Company to the Company or another Wholly Owned Subsidiary within the same Group);

                   (d) (i) grant any increases in the compensation of any of its directors, officers or employees, except in the ordinary course of business consistent with past practice, (ii) pay or award or agree to pay or award any pension, retirement allowance, or other nonequity incentive awards, or other employee benefit, not required by any of the Employee Plans or Benefit Arrangements to any current or former director, officer or employees, whether past or present, or to any other Person, except for payments or awards that are in the ordinary course of business, consistent with past practice, and that are not material, (iii) pay or award or agree to pay or award any stock option or equity incentive awards, except to the extent permitted by Section 7.1(a)(v) and except for options to purchase or awards of Liberty Media Shares or TCI Ventures Shares (subject to the limitations of Section 7.18), (iv) enter into any new or amend any existing employment agreement with any director, officer or employee, except for employment agreements with new employees entered into in the ordinary course of business consistent with past practice and except for amendments in the ordinary course of business, consistent with past practice, that do not materially increase benefits or payments, (v) enter into any new or amend any existing severance agreement with any current or former director, officer or employee, except for agreements or amendments in the ordinary course of business, consistent with past practice, that do not provide for material benefits, or (vi) become obligated under any new Employee Plan or Benefit Arrangement, which was not in existence on the date hereof, or amend or exercise discretion pursuant to any such Employee Plan or

              Benefit Arrangement in existence on the date hereof, except for any such amendment or exercise of discretion in the ordinary course of business, consistent with past practice, that does not provide for material benefits; provided, however, that the foregoing shall not be applicable to any such payment or increase, or any such agreement, so long as the associated costs and expenses related thereto are attributed to the Liberty/Ventures Group; and provided, further, that the Company is expressly authorized to enter into tax protection agreements in the form set forth in Schedule 7.12(e) with those employees listed on Schedule 7.12(e);

                   (e) adopt a plan of complete or partial liquidation,
              dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any TCI Group Member not constituting an inactive Subsidiary (other than the Merger or as provided in Section 2.1(b), and other than (i) with respect to TCI Group Member such of the foregoing as do not change the beneficial ownership interest of the Company in such TCI Group Member and (ii) with respect to the Company, any such merger, consolidation, restructuring, recapitalization or other reorganization that is used to effect an acquisition permitted pursuant to Section 7.1(f) and which does not result in a change of control of the Company or change the Shares into a different number or kind of securities);

                   (f) make any acquisition, by means of merger, consolidation or otherwise (other than any acquisition by any Liberty Media Member or any TCI Ventures Member to the extent permitted under
              Section 7.18), of (i) any direct or indirect ownership interest in or assets comprising any business enterprise or operation or (ii) except in the ordinary course and consistent with past practice, any other assets; provided, however, that the Company may make such acquisitions for cash in an amount not to exceed $10 million in the case of any single acquisition or $50 million for all such acquisitions in the aggregate during any 12-month period; provided further that such acquisitions do not and would not prevent or materially delay the consummation of the Merger; and provided further that the foregoing shall not prevent the Company from exploring on a preliminary basis and conducting diligence investigations (including having discussions with any potential acquisition target) with respect to any potential acquisition that would require Parent's consent hereunder, for the purpose of determining the desirability of such potential acquisition and developing the basis on which to seek Parent's consent, so long as the Company does not submit any formal proposal or indication of interest with respect to such an acquisition to such acquisition target, or make any binding commitments with respect to such potential acquisition, without obtaining Parent's consent; and provided further that in the event the Company is offered an opportunity under which it is required either to acquire or dispose of certain of its cable television system and related assets or related investments prior to the Effective Time and the taking of such action requires Parent's consent hereunder, Parent will not withhold its consent unreasonably;

                   (g) (i) dispose of any controlling interest in any material business enterprise or operation of the TCI Group, (ii) make any other disposition of any other direct or indirect ownership interest in or assets comprising a material business enterprise or operation of the TCI Group (except for the replacement or upgrade of assets, or disposition of unnecessary assets, in the ordinary course and consistent with past practice), or (iii) except in the ordinary course and consistent with past practice, dispose of any other assets of the TCI Group;

                   (h) adopt any amendments to the Company Charter or the
              By-Laws of the Company or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any TCI Group Member not constituting an inactive Subsidiary of the Company;

                   (i) incur any indebtedness for borrowed money or guarantee any indebtedness of any other Person or make any loans, advances or capital contributions to, or investments in, any other Person (other than to the Company or any Wholly Owned Subsidiary of the Company), except that (A) the Company may incur additional indebtedness after the date hereof, under existing credit facilities (or any renewals thereof), resulting in aggregate net proceeds to the Company from such additional indebtedness not exceeding $50 million, (B) the Company may refinance outstanding indebtedness (including indebtedness incurred pursuant to this Section 7.1), without increase in the amount thereof, so long as the terms thereof are no less favorable to the Company and the maturity thereof is no more than one year or such debt is prepayable without penalty, and (C) any Subsidiary of the Company that is not a member of the TCI Group shall be permitted to do any of the foregoing to the extent permitted pursuant to Section 7.18;

                   (j) engage in the conduct of any business other than the
              Company's existing businesses (except that the Liberty Media Group and the TCI Ventures Group may engage in other businesses to the extent permitted pursuant to Section 7.18);

                   (k) enter into any agreement or exercise any discretion
              providing for acceleration of payment or performance as a result of a change of control of the Company or its Subsidiaries; provided that this paragraph (k) shall not restrict the Company's right to respond or take action in response to any such acceleration so long as such action is permitted under this
              Section 7.1;

                   (l) enter into any contracts, arrangements or understandings requiring in the aggregate the purchase of equipment, materials, supplies or services in excess of $50 million (or, with respect to the Liberty Media Group and the TCI Ventures Group, as permitted pursuant to Section 7.18), other than any such contracts, arrangements or understandings providing for capital spending of the Company or the TCI Group Members in accordance with the Capital Spending Plan;

                   (m) enter into or amend or waive any right under any
              agreement with any Affiliates of the Company (other than its Subsidiaries) or with any Stockholder or any Affiliate of any Stockholder (other than as set forth in the Voting Agreement), other than any of the foregoing as may be done in the ordinary course of business and that is not material, individually or in the aggregate, to TCI Group;

                   (n) settle or compromise any material litigation with respect to TCI Group or waive, release or assign any material rights or claims with respect to TCI Group, except in the ordinary course of business consistent with past practice;

                   (o) take any action (other than the Merger and as specified in Section 4) that would result in a change in any of the following: (i) the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, (ii) the Adjusted Liberty Media Group Outstanding Interest Fraction, (iii) the Liberty Media Group Outstanding Interest Fraction, (iv) the Number of Shares Issuable with Respect to the TCI Ventures Group InterGroup Interest, (v) the Adjusted TCI Ventures Group Outstanding Interest Fraction, (vi) the TCI Ventures Group Outstanding Interest Fraction, (vii) the Committed Acquisition Shares (other than a reduction thereof) and (viii) the TCI Ventures Group Preferred Interest;

                   (p) except as expressly contemplated by the Restructuring or except as expressly permitted by Section 7.17, (i) engage in or allow any direct or indirect transfer of any material properties or assets or obligations or liabilities between any of the TCI Group Members, on the one hand, and any Liberty Media Member or TCI Ventures Member, on the other hand, or (ii) engage in any other transaction involving any TCI Group Member, on the one hand, and any Liberty Media Member or TCI Ventures Member, on the other hand;

                   (q) authorize, recommend or propose (other than to Parent), or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                   7.2. Other Transactions. (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any of its respective Subsidiaries to, (i) solicit, initiate or knowingly encourage the submission of any Takeover Proposal, (ii) enter into any agreement with respect to a Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority of the members thereof (after receipt of advice from Richards, Layton & Finger, outside legal counsel to the Board of Directors), the Company may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to a confidentiality agreement no less favorable to such party than the Confidentiality Agreement to, any Person who indicates a willingness to make a Superior Proposal. For all purposes of this Agreement, "Takeover Proposal" means any proposal for a merger, consolidation, share exchange, business combination or other similar transaction involving the Company or any of its Significant Subsidiaries or any proposal or offer to acquire, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of, the Company or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement and other than any transaction involving solely Liberty Media Members or TCI Ventures Members which would not prevent or materially delay consummation of the Merger. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Takeover Proposal. As used herein, a "Significant Subsidiary" means any Subsidiary that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

              (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal. Notwithstanding the foregoing, (A) the Board of Directors of the Company or any committee thereof, to the extent required by its fiduciary obligations, as determined in good faith by a majority of the members thereof (after receipt of advice from Richards, Layton & Finger, outside legal counsel to the Board of Directors), may approve or recommend a Superior Proposal (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) and (B) nothing contained in this Agreement shall prevent the Board of Directors of Parent or the Company from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a Takeover Proposal. For all purposes of this Agreement, "Superior Proposal" means a bona fide written proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all its assets or otherwise on terms which a majority of the members of the Board of Directors of the Company determines in good faith (taking into account the advice of independent financial advisors) to be more favorable to the Company and its stockholders than the Merger (and any revised proposal made by Parent) and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Board of Directors of the Company.

                   7.3. Stockholder Approval. (a) Parent and the Company each shall call its respective Stockholders Meeting to be held as promptly as practicable for the purpose of voting upon, in the case of Parent, the Parent Charter Amendment and the issuance of Parent Common Shares and Parent Liberty Tracking Shares in connection with the Merger and, in the case of the Company, this Agreement and the transactions contemplated hereby. Except as otherwise required by the fiduciary duties of its Board of Directors (as determined in good faith by such Board following the receipt of advice of its outside legal counsel to such effect), (i)(A) the Company will, through the Board of Directors (based on the recommendation of its Special Committee), recommend to its stockholders the approval and adoption of this Agreement and the Merger, and (B) Parent will, through its Board of Directors, recommend to its stockholders the approval of the Parent Charter Amendment and the approval of the issuance of the Parent Common Shares and Parent Liberty Tracking Shares in connection with the Merger, and (ii) each of the Company and Parent will use their respective best efforts to obtain the foregoing approval of their respective stockholders. Parent and the Company shall coordinate and cooperate with respect to the timing of the Stockholders Meetings and shall use their respective reasonable best efforts to hold the Stockholders Meeting on the same day as soon as practicable after the date on which the Registration Statement becomes ef-fective.

                   (b) Notwithstanding the provisions of Section 7.3(a), after the adoption of this Agreement by the stockholders of the Company, without the affirmative approval, by vote or written consent, of the holders of Shares representing a majority of the votes that may be cast by the holders of all then outstanding Shares, the Company will not (i) enter into any amendment to this Agreement that would alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of Shares, or (ii) waive any condition set forth in Section 8.1 or Section 8.3 if such waiver would materially adversely affect the holders of Shares.

                   (c) Parent, as the sole stockholder of Merger Sub, hereby consents to the adoption of this Agreement by Merger Sub and agrees that such consent shall be treated for all purposes as a vote duly adopted at a meeting of the stockholders of Merger Sub held for this purpose.

                   7.4. Registration Statement and Proxy Statement. (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and file with the SEC a preliminary joint proxy statement in form and substance reasonably satisfactory to each of Parent and the Company and Parent shall prepare and file with the SEC a registration statement on Form S-4 (the "Registration Statement"), in which the joint proxy statement will be included as part of a prospectus, in connection with the registration under the Securities Act of the Parent Common Shares and Parent Liberty Tracking Shares issuable upon conversion of the Shares (and any securities convertible into or exchangeable for Shares) and the other transactions contemplated hereby. Each of Parent and the Company shall use its reasonable best efforts to respond to any comments of the SEC, to have the Registration Statement to be declared effective as promptly as practicable after such filing and to cause the Proxy Statement approved by the SEC to be mailed to the Company's stockholders at the earliest practicable time. The Company and Parent will notify the other party promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Registration Statement, the Proxy Statement or any other filing or for additional information, and will supply the other with copies of all correspondence between it and any of its representatives, on the one hand, and the SEC, or its staff or any other governmental officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Restructuring, the Merger or any other filing relating thereto. The Proxy Statement, the Registration Statement and such other filings shall comply in all material respects with all


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









         applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any other filing, Parent or the Company, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement. The Company and Parent each shall promptly provide the other (or its counsel) copies of all filings made by it with any Governmental Body in connection with this Agreement and the transactions contemplated hereby. Each party hereto agrees to cooperate reasonably with each other party in connection with the preparation and filing of the Registration Statement, including providing information to the other party with respect to itself as may be reasonably required in connection therewith.

                   (b) The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of approval and adoption of this Agreement and the Merger except to the extent the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by
         Section 7.2(b) or 7.3(a), and the recommendation of the Board of Directors of Parent in favor of approval of the issuance of Parent Shares in the Merger and the Parent Charter Amendment, except to the extent the Board of Directors of Parent shall have withdrawn or modified its approval or recommendation of the issuance of Parent Shares in the Merger or the Parent Charter Amendment as permitted by
         Section 7.3(a). The Company shall use its reasonable best effort to cause the Proxy Statement to be mailed to its stockholders, and Parent shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders, in each case as promptly as practicable after the Registration Statement becomes effective.

                   7.5. Reasonable Efforts. (a) Subject to Section 7.5(c), the Company and Parent shall, and shall use all reasonable efforts to cause their respective Subsidiaries, as applicable, to: (i) promptly make all filings and seek to obtain all Authorizations required under all applicable Laws with respect to the Merger and the other transactions contemplated hereby and will reasonably consult and cooperate with each other with respect thereto; (ii) not take any action (including effecting or agreeing to effect or announcing an intention or proposal to effect, any acquisition, business combination or other transaction except as set forth in the Parent Disclosure Statement or the Company Disclosure Statement, as the case may be) which would impair the ability of the parties to consummate the Merger (regardless of whether such action would otherwise be permitted or not prohibited hereunder); and (iii) use all reasonable efforts to promptly (x) take, or cause to be taken, all other actions and (y) do, or cause to be done, all other


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









         things reasonably necessary, proper or appropriate to satisfy the conditions set forth in Article VIII (unless waived) and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation). Each party shall promptly notify the other party of any communication to that party from any Governmental Body in connection with any required filing with, or approval or review by, such Governmental Body in connection with the Merger and permit the other party to review in advance any proposed communication to any Governmental Body in such connection to the extent permitted by applicable law. Notwithstanding the foregoing, in connection with any filing or submission required or action to be taken by either the Company or Parent or any of their respective Subsidiaries to effect the Merger and to consummate the other transactions contemplated hereby,
         (A) neither the Company nor any of its Subsidiaries shall, without Parent's prior written consent, commit to any divestiture or hold separate or similar transaction with respect to any asset or business of TCI Group, and each of the Company and the TCI Group Members shall commit to, and shall use reasonable efforts to effect, such thereof (which commitments may, at the Company's option, be conditioned upon and effective as of the Effective Time) as Parent shall reasonably request, and (B) neither Parent nor any of its Subsidiaries shall be required to divest or hold separate or otherwise take (or refrain from taking) or commit to take (or refrain from taking) any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of its Subsidiaries or any material portion of the assets of the Company and its Subsidiaries, or any of the business, product lines or assets of Parent or any of its Subsidiaries, if any of the foregoing, individually or in the aggregate, would have a Material Adverse Effect on the Company or on the TCI Group (or an effect on Parent and its Subsidiaries that, were such effect applied to the Company and its Subsidiaries, would constitute a Material Adverse Effect on the Company or on the TCI Group).

                   (b) In addition to the foregoing, the Company agrees that, in connection with obtaining any Authorization required in connection with the Merger and the transactions contemplated hereby, the Company will and will cause its Subsidiaries (i) to commit to the divestiture by the Company and its Subsidiaries of their entire interest in the Spectrum PCS Investment, and (ii) following stockholder approval of the Parent Charter Amendment and the issuance of Parent Shares in the Merger, (x) to place such interest in a trust or other arrangement acceptable to the applicable Governmental Bodies pending such divestiture, and (y) otherwise to comply with such requirements in connection with such divestiture as may be imposed by the applicable Governmental Bodies.



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









                   (c) Nothing in this Agreement shall prevent or restrict Parent and its Subsidiaries from engaging in any merger, acquisition, business combination or other transaction (whether or not Parent is the surviving corporation); provided that such merger, acquisition, business combination or other transaction would not (i) prevent, or delay beyond September 30, 1999, the ability of Parent to consummate the Merger or (ii) cause the Merger to fail to qualify as a tax-free reorganization; and provided, further, that the parties will not delay the Closing in order to obtain any Authorizations to close another subsequently announced transaction, or until such other Authorizations are obtained.

                   7.6. Access to Information. Subject to currently existing contractual and legal restrictions applicable to the Company (which the Company represents and warrants are not material with respect to TCI Group), and upon reasonable notice, the Company shall (and shall cause each TCI Group Member to) afford to officers, employees, counsel, accountants and other authorized representatives of Parent ("Parent Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books and records (including, subject to execution of appropriate access letters, the work papers of independent accountants), such access not to unreasonably interfere with the Company's business or operations, and, during such period, shall (and shall cause each of the TCI Group Members to) furnish promptly to such Parent Representatives all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 7.6 shall affect or be deemed to modify any of the respective representations or warranties made by the Company. Subject to currently existing contractual and legal restrictions applicable to Parent (which Parent represents and warrants are not material), and upon reasonable notice, Parent shall (and shall cause its Significant Subsidiaries to) furnish to to officers, employees, counsel, accountants and other authorized representatives of the Company ("Company Representatives") such information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 7.6 shall affect or be deemed to modify any of the respective representations or warranties made by Parent. Each of Parent and the Company agrees that it will not, and will cause the Parent Representatives or Company Representatives, as the case may be, not to, use any information obtained pursuant to this
         Section 7.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All information obtained pursuant to this Section 7.6 shall be subject to the Confidentiality Agreement, which shall remain in full force and effect until consummation of the Merger or, if the Merger is not consummated, for the period specified therein; provided, however, that neither Parent nor the Company shall be precluded


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









         from making any disclosure which it deems required by law in connection with the Merger. All requests for access to the Company and the TCI Group Members pursuant to this Section 7.6 shall be made through the representatives of the Company named in Section 7.6 of the Company Disclosure Statement, and all requests for information to Parent and its Significant Subsidiaries pursuant to this Section 7.6 shall be made through the representatives of Parent named in Section 7.6 of the Parent Disclosure Statement.

                   7.7. Indemnification of Directors and Officers. (a) From and after the Effective Time, Parent and the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless the present and former officers, directors and employees of the Company and any of its Subsidiaries, and any Person who is or was serving at the request of the Company as an officer, director or employee or agent of another Person, against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under applicable Law (and shall also, subject to Section 7.7(b), advance expenses as incurred to the fullest extent permitted under applicable Law, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); provided, however, that such indemnification shall be provided only to the extent any directors' and officers' liability insurance policy of the Company or its Subsidiaries does not provide coverage and actual payment thereunder with respect to the matters that would otherwise be subject to indemnification hereunder (it being understood that Parent or the Surviving Corporation shall, subject to Section 7.7(b), advance expenses on a current basis as provided in this paragraph (a) notwithstanding such insurance coverage to the extent that payments thereunder have not yet been made, in which case Parent or the Surviving Corporation, as the case may be, shall be entitled to repayment of such advances from the proceeds of such insurance coverage); and provided, further, that (subject to Parent not causing the Surviving Corporation to divest the assets of the Parent Liberty Group) Parent's indemnification obligation will not apply to any losses, expenses, claims, damages or liabilities arising out of actions or omissions, whether occurring on, prior to or following the Effective Time, that relate to the Liberty Media Group or the TCI Ventures Group (including with respect to the Liberty Media Exchange Ratios or, if applicable, the TCI Ventures Exchange Ratios, the Restructuring insofar as it relates to the Liberty Media Group and the TCI Ventures Group, disclosures with respect to the Liberty Media Group or the TCI Ventures Group, or any other decisions with respect to the Liberty Media Group or the TCI Ventures Group); provided that the foregoing shall not be deemed to affect the obligations of the Surviving

         Corporation hereunder. Parent and Merger Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Claim"), existing in favor of the present or former directors, officers, employees, fiduciaries and agents of the Company or any of its Subsidiaries, and any Person who is or was serving at the request of the Company as an officer, director or employee or agent of another Person (collectively, the "Indemnified Parties") as provided in the Company Charter or By-Laws or pursuant to other agreements, or certificates of incorporation or by-laws or similar documents of any of the Company's Subsidiaries, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted, made or commenced within such period shall continue until the final disposition of such Claim. The Surviving Corporation shall maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and the Company's Subsidiaries with respect to matters occurring prior to the Effective Time; provided, however, that (i) the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties with an insurance company or companies, the claims paying ability of which is substantially equivalent to the claims paying ability of the insurance company or companies providing such insurance coverage for directors and officers of Parent and (ii) the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of three times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

                   (b) In the event that any Claim relating hereto or to the transactions contemplated by this Agreement is commenced, before the Effective Time, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto. Any Indemnified Party wishing to claim indemnification under paragraph (a) of Section 7.7, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, whereupon Parent or the Surviving Corporation shall have the right, from and after the Effective Time, to assume and control the defense thereof, and upon such assumption, the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof. Notwithstanding the foregoing, if counsel for the Indemnified Parties advises that


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









         there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain separate counsel and the Surviving Corporation will pay all reasonable fees and expenses of such counsel; provided that the Surviving Corporation will not be obligated pursuant to this sentence to pay for more than one firm of counsel for all Indemnified Parties in any jurisdiction. The Surviving Corporation shall not be liable for any settlement effected without its prior written consent.

                   (c) This Section 7.7 is intended to benefit the Indemnified Parties and shall be binding on all successors and assigns of Parent, Merger Sub and the Surviving Corporation.

                   7.8. Registration and Listing of Parent Common Shares. (a) Parent will use all reasonable efforts to register the Parent Common Shares and Parent Liberty Tracking Shares to be issued pursuant to this Agreement, and upon exercise of stock options granted to employees of the Company and its Subsidiaries (or upon conversion of any convertible or exchangeable securities), under the applicable provisions of the Securities Act and, if required, under any applicable state securities laws.

                   (b) Parent will use all reasonable efforts to cause the Parent Common Shares and Parent Liberty Tracking Shares to be issued pursuant to this Agreement and upon exercise of stock options granted to employees of the Company and its Subsidiaries (or upon conversion of any convertible or exchangeable securities), to be listed for trading on the NYSE or, in the case of the Parent Liberty Tracking Shares, at Parent's option, on the National Market System of NASDAQ.

                   7.9. Affiliates of Parent and the Company. Concurrently with the execution of this Agreement, each of the directors of the Company has executed an agreement to the effect set forth in this Section 7.9. Prior to the Effective Time, the Company shall deliver to Parent a letter identifying all other Persons who, to the Company's knowledge, at the time of the Company Stockholders Meeting or at the Effective Time, may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act or who may otherwise be deemed to be Affiliates of the Company (the "Rule 145 Affiliates"). The Company shall use all reasonable efforts to cause each Person who is identified as a Rule 145 Affiliate in such list to deliver to Parent on or prior to the 30th day prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit B, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any Parent Common Shares or Parent Liberty Tracking Shares issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145



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









         under the Securities Act or an exemption from the registration requirements of the Securities Act.

                   7.10. Tax Matters. Each of the parties shall use all reasonable efforts to cause the Merger to constitute a tax-free "reorganization" under Section 368(a) of the Code. None of the parties will knowingly take any action, and none of the parties will permit any of its Subsidiaries or Affiliates knowingly to take any action, that would cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) of the Code. Each of the parties shall use all reasonable efforts to permit Wachtell, Lipton, Rosen & Katz and Baker & Botts, L.L.P. to issue their opinions provided in Sections 8.2(d) and 8.3(d), respectively. Each party agrees to report the Merger on all tax returns and other filings as a tax-free reorganization under Section 368(a) of the Code. Except as otherwise provided herein, without the prior written consent of Parent or unless the Liberty/Ventures Group agrees to assume the tax burden thereof, the Company shall not (and shall not permit any Subsidiary to) take any action that would cause a material acceleration of income under any "deferred intercompany transaction" or "intercompany transaction" that is disclosed in Part 2 of Section 5.10(b) of the Company Disclosure Statement.

                   7.11. New York Real Property Transfer Tax. Any liability arising out of New York State and/or New York City Real Property Transfer Taxes, with respect to interests in real property owned, directly or indirectly, by the Company immediately prior to the Merger, if applicable and due with respect to the Merger, shall be borne by the Surviving Corporation and expressly shall not be a liability of the stockholders of the Company.

                   7.12. Employee Matters. (a) From and after the Effective Time, Parent will cause the Surviving Corporation to honor, in accordance with their terms, the executive, employment and other agreements and arrangements relating to officers and employees of TCI Group set forth in Section 7.12(a) of the Company Disclosure Statement (the "Executive Agreements") and all the Employee Plans and Benefit Arrangements relating to TCI Group; provided, however, that nothing herein shall preclude any change in any Executive Agreement, Employee Plan or Benefit Arrangement effective on a prospective basis that is permitted pursuant to the terms of the applicable Employee Plan or Benefit Arrangement. Company performance in respect of any performance or other programs shall be calculated without taking into account any expenses or costs directly associated with or arising as a result of the transactions contemplated by this Agreement or any non-recurring charges that would not reasonably be expected to have been incurred had the transactions contemplated by this Agreement not occurred. With respect to employees of TCI Group, Parent shall assume the obligations of the Company under the Employee Plans and Benefit Arrangements


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









         as in effect immediately prior to the Effective Time and will provide employee benefit plans with aggregate employee benefits to Company Employees that are no less favorable than the aggregate benefits provided to them immediately prior to the Effective Time; provided that Parent at its sole option may provide employee benefits to Company Employees which, in the aggregate, are no less favorable than those applicable to similarly situated employees of Parent. With respect to any plans established by Parent, to the extent a Company Employee becomes eligible to participate in any such plans, Parent shall grant to such Company Employee from and after the Effective Time, credit for all service with the Company and its affiliates and predecessors (and any other service credited by the Company under similar Employee Plans and Benefit Arrangements) prior to the Effective Time for eligibility to participate, benefit accrual and vesting purposes (except that no such credit shall be required for (i) benefit accrual purposes under defined benefit pension plans, or the schedule of benefits under Parent's severance pay and short-term disability plans and programs,
         (ii) eligibility to receive post-retirement ancillary benefits (consisting at this time of medical, dental, death and telephone concession benefits) or (iii) calculating Parent service for purposes of "bridging" prior Parent service under Parent benefit plans). To the extent Parent benefit plans provide medi-cal or dental welfare benefits, such plans shall waive any pre-existing conditions and actively at-work exclusions with respect to Company Employees (but only to the extent such Company Employees were provided coverage under the Employee Plans and Benefit Arrangements) and shall provide that any expenses incurred on or before the Effective Time in the applicable plan year by or on behalf of any Company Employees shall be taken into account under the Parent benefit plans for the purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket provisions for such Company Employees.

                   (b) The Company may amend and/or take action with respect to its 1996 Stock Incentive Plan prior to the Effective Time to provide that upon a termination of employment by a Company Employee with good reason or by the Company without cause (in each case as defined in Schedule 7.12(b) attached hereto) following the Effective Time, that options, stock appreciation rights or other awards granted under such plan in 1997 and outstanding as of the Effective Time shall be fully vested, and in the case of stock options or stock appreciation rights be immediately exercisable, and will remain outstanding for their full original term as if the individual had remained employed by the Company.

                   (c) Parent agrees to maintain the Company's severance plans as in effect on the date hereof for a period of two years from the Effective Time, without adverse amendment, for the benefit of Company Employees.



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









                   (d) For purposes of this Section 7.12, the term "Company Employees" shall mean all individuals employed by the TCI Group (including those on lay-off, disability or leave of absence, paid or unpaid) immediately prior to the Effective Time.

                   (e) The Company may enter into excise tax protective agreements with certain of its employees and consultants (including non-employee directors) in substantially the form attached as Schedule 7.12(e); provided that the TCI Group shall assume the obligations under such agreements solely for Company Employees, and the obligations under such agreements for employees of the Liberty/Ventures Group shall be assumed by the Liberty/Ventures Group.

                   7.13. Tax Sharing Agreement. Concurrently with the Closing, the parties shall enter into an amendment to the Tax Sharing Agreement consistent with the transactions contemplated by this Agreement, with respect to taxable periods (or portions thereof) beginning on or after the Effective Time, on the terms set forth in Exhibit C hereto.

                   7.14. Other Intercompany Agreements. The TCI Group, the Liberty Media Group and the TCI Ventures Group will comply with the principles set forth in Schedule 7.14 with respect to any agreements between any TCI Group Member, on the one hand, and any Liberty Media Member or TCI Ventures Member, on the other hand. At the Effective Time, the Company, on behalf of the TCI Group, and the appropriate Subsidiary or Subsidiaries of the Company, on behalf of the Parent Liberty Group, will enter into an agreement having the terms set forth in Schedule 7.14.

                   7.15. Parent Board of Directors. At the Effective Time, Parent will expand the size of its Board of Directors by one and will appoint Dr. John C. Malone (or, in the event Dr. Malone is unable to serve, such other person as may be designated by the Company and reasonably satisfactory to Parent) to the Parent Board of Directors. From the Effective Time until the third anniversary thereof, Parent will nominate Dr. Malone (or such other person) for reelection to the Parent Board of Directors at each subsequent annual or special meeting of the stockholders of Parent at which Dr. Malone's (or such other person's) term is to expire. Thereafter (and during such period to the extent Dr. Malone or such other person is unable to serve as a director), so long as any Parent Liberty Tracking Shares remain outstanding, Parent will nominate and recommend the election to the Parent Board of Directors a person (who may be Dr. Malone) who, in the Parent Board of Directors' reasonable judgment, by virtue of his or her background and experience, will understand and reflect issues of concern to the Parent Liberty Group and the holders of Parent Liberty Tracking Shares.

                   7.16. Parent Charter Amendment, Bylaw Amendment and Policy Statement. The Board of Directors of Parent has approved the Parent Charter Amendment in the form attached hereto as Exhibit A which amendment, subject to the approval of the holders of a majority of the Parent Common Shares outstanding at the special meeting of stockholders referred to in Section 7.3 and the filing thereof with the Secretary of State of New York, will become effective immediately prior to the Effective Time. The Board of Directors has also approved the amendment to Parent's bylaws, and the policy statement with respect to Parent Liberty Tracking Shares, in the form attached hereto as Exhibit D, each of which will become effective as of the Effective Time.

                   7.17. Intercompany Transactions. Except as otherwise expressly provided by the Restructuring, in the event that after the date hereof and prior to the Effective Time, the Company or any of its Subsidiaries engages in any action or transaction contemplated by clause (i) or (ii) of Section 7.1(p), the applicable entities shall establish a commercially reasonable arms' length intercompany loan or other non-equity based account to reflect such transactions.

                   7.18. Certain Inter-Group Relationships. From and including the date hereof to the Effective Time, the Company will and will cause its Subsidiaries to comply with the provisions set forth in Schedule
         7.18. At the Effective Time, Parent, on behalf of the Common Stock Group (as defined in Schedule 7.18), the Company, on behalf of TCI Group, and the appropriate Subsidiary or Subsidiaries of the Company, on behalf of the Parent Liberty Group, will enter into an agreement having the terms set forth in Schedule 7.18, which agreement shall be valid, binding and in full force and effect at the Effective Time.

                   7.19. Cable Joint Ventures. The Company is currently in the process of restructuring certain of its cable television system assets by contributing certain assets to partnerships and other joint ventures. The Company agrees that as and when reasonably requested by Parent, the Company will consult with Parent regarding the status of such restructuring transactions, including the terms and conditions upon which such joint ventures would assume certain indebtedness associated with such cable systems.

                   7.20. Certain Actions by Parent and the Surviving Corporation. (a) Prior to the Effective Time, neither Parent nor its Subsidiaries will enter into any exchange offer or similar transaction in which the holders of Parent Common Shares become entitled to exchange shares of Parent Common Shares for other securities of Parent or any Subsidiary of Parent.

                   (b) For a period of 15 years following the Effective Time, neither Parent nor the Surviving Corporation shall directly or indirectly take any action to redeem or change or modify the terms and provisions of the preferred stock of Westmarc, Inc. (the "Westmarc Preferred") or cause the holders of the Westmarc Preferred to become entitled to rights of appraisal, including, without limitation, by merger, consolidation, binding share exchange or otherwise, or sell, transfer or dispose of all or substantially all of the assets of Westmarc, or take any other action the effect of which is to impair Westmarc's ability to pay dividends on the Westmarc Preferred in accordance with its terms.

                   (c) Prior to the Effective Time, Parent will not issue or sell any Parent Liberty Tracking Shares, or issue or grant any options, warrants or other rights to acquire Parent Liberty Tracking Shares or issue or sell any security which is convertible into or exercisable or exchangeable for Parent Liberty Tracking Shares.


                                  ARTICLE VIII

                                   CONDITIONS

                   8.1. Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefitted thereby, to the extent permitted by applicable Law:

                   (a) Stockholder Approval. The Parent Charter Amendment and
              Parent's issuance of Parent Shares as contemplated hereby shall have been duly approved and adopted by the requisite holders of Parent Common Shares at the Parent Stockholders Meeting, and this Agreement and the transactions contemplated hereby shall have been duly approved and adopted by the requisite holders of Shares at the Company Stockholders Meeting, in each case, in accordance with applicable Law and the Certificates of Incorporation and By-Laws of the Parent and the Company, respectively (it being agreed that the condition set forth in this Section 8.1(a) shall not be waived by the parties), and the Parent Charter Amendment, and the amendment to Parent's bylaws and policy statement set forth in Exhibit D, shall each be in full force and effect;

                   (b) HSR Act; FCC. Any waiting period applicable to this
              Agreement and the transactions contemplated hereby under the HSR Act shall have expired or early termination thereof shall have been granted, and the FCC Consent shall have been granted, in each case without limitation, restriction or condition that has or would have a Material Adverse Effect on the Company or on the TCI Group or on the Liberty/Ventures Group (or an effect on Parent and its Subsidiaries that, were such effect applied to the Company and its Subsidiaries, would constitute a Material Adverse Effect on the Company or on the TCI Group).

                   (c) No Injunction. There shall not be in effect any judgment, writ, order, injunction or decree of any court or Governmental Body of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction that has or would have a Material Adverse Effect on the Company or on the TCI Group or on the Liberty/ Ventures Group (or an effect on Parent and its Subsidiaries that, were such effect applied to the Company and its Subsidiaries, would constitute a Material Adverse Effect on the Company or on the TCI Group).

                   (d) Registration Statement. The Registration Statement shall have been declared effective and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the Securities Act or Exchange Act relating to the issuance or trading of the Parent Common Shares or the Parent Liberty Tracking Shares shall have been received.

                   (e) Listing of Parent Shares. The Parent Common Shares and
              the Parent Liberty Tracking Shares required to be issued hereunder shall have been approved for listing on the NYSE (or, in the case of the Parent Liberty Tracking Shares, at Parent's option, on the National Market System of NASDAQ), subject only to official notice of issuance.

                   8.2. Conditions to Obligations of Parent and Merger Sub. The respective obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Parent to the extent permitted by applicable Law:

                   (a) Representations and Warranties True. The representations and warranties of the Company contained herein or otherwise required to be made after the date hereof in a writing expressly referred to herein by or on behalf of the Company pursuant to this Agreement, to the extent qualified by materiality or Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

                   (b) Performance. The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

                   (c) Compliance Certificate. The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 8.2(a) and 8.2(b).

                   (d) Tax Opinion. Parent shall have received an opinion of
              Wachtell, Lipton, Rosen & Katz, dated the Effective Time, to the effect that (i) the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent, Merger Sub and the Company should be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss should be recognized by the Company, Parent or Merger Sub as a result of the Merger; and (iv) no gain or loss should be recognized by a stockholder of the Company as a result of the Merger with respect to the Shares converted solely into Parent Common Shares or Parent Liberty Tracking Shares. In rendering such opinion, Wachtell, Lipton, Rosen & Katz may receive and rely upon representations contained in certificates of the Company, Parent, Merger Sub and others, in each case in form and substance reasonably acceptable to Wachtell, Lipton, Rosen & Katz.

                   (e) Other Authorizations. All Authorizations (other than
              those specified in Section 8.1(b) hereof) required in connection with the execution and delivery of this Agreement and the performance of the obligations hereunder shall have been made or obtained, without any limitation, restriction or condition that has or would have a Material Adverse Effect on the Company (or an effect on Parent and its Subsidiaries that, were such effect applied to the Company and its Subsidiaries, would constitute a Material

              Adverse Effect on the Company), except for such Authorizations the failure of which to have been made or obtained does not and would not, individually or in the aggregate, have a Material Adverse Effect on the Company (or an effect on Parent and its Subsidiaries that, were such effect applied to the Company and its Subsidiaries, would constitute a Material Adverse Effect on the Company).

                   8.3. Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

                   (a) Representations and Warranties True. The representations and warranties of Parent and Merger Sub contained herein or otherwise required to be made after the date hereof in a writing expressly referred to herein by or on behalf of Parent and Merger Sub pursuant to this Agreement, to the extent qualified by materiality or Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

                   (b) Performance. Parent shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

                   (c) Compliance Certificate. Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President or any Vice President of Parent (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 8.3(a) and 8.2(b).

                   (d) Tax Opinion. The Company shall have received an opinion of Baker & Botts, L.L.P., dated the Effective Time, to the effect that (i) the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent, Merger Sub and the Company should be a party to the reorganization within the meaning of
              Section 368(b) of the Code; (iii) no gain or loss should be recognized by the Company as a result of the Merger; and (iv) no gain or loss should be recognized by a stockholder of the Company as a result of the Merger with respect to the Shares converted solely into Parent Common Shares or Parent Liberty Tracking Shares. In rendering such opinion, Baker & Botts, L.L.P. may receive and rely upon representations contained in certificates of Parent and Merger Sub, the Company and others, in each case in form and substance reasonably acceptable to Baker & Botts, L.L.P.


                                   ARTICLE IX

                                   TERMINATION

                   9.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, either by the mutual written consent of Parent and the Company, or by mutual action of their respective Boards of Directors.

                   9.2. Termination by Either Parent or the Company. This Agreement may be terminated (upon notice from the terminating party to the other parties) and the Merger may be abandoned by action of the Board of Directors of either Parent or the Company if: (a) the Merger shall not have been consummated by March 31, 1999, provided that the right to terminate this Agreement under this clause (a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date, and provided, further, that in the event that the failure of the Merger to occur on or before March 31, 1999 is the result of (i) a delay attributable to any transaction permitted pursuant to Section 7.5(c) or (ii) the failure of any of the conditions set forth in Section 8.1(b), 8.1(c) or 8.2(e) to be satisfied or waived prior to March 31, 1999, either Parent or the Company may extend such date to June 30, 1999 and, if such conditions have not been satisfied or waived by such date, to further extend such date to September 30, 1999 (so long as the party extending such date believes in good faith that such conditions are capable of being satisfied by such date), (b) any court of competent jurisdiction in the United States or Governmental Body in the United States shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, (c) the amendment to the Parent Charter and Parent's issuance of Parent Common Shares and Parent Liberty Tracking Shares as contemplated hereby are not duly approved and adopted by the requisite holders of Parent Common Shares on or prior to March 31, 1999, or (d) this Agreement and the transactions contemplated hereby are not duly approved and adopted by the requisite holders of Shares on or prior to March 31, 1999. In addition, this Agreement may be terminated by Parent (upon notice from Parent to the Company) and the Merger may be abandoned by action of the Board of Directors of Parent if any of the Stockholders shall have breached any of their representations, covenants or obligations under the Voting Agreement in any material respect and such breach shall not be curable.

                   9.3. Termination by the Company. This Agreement may be terminated (upon notice to Parent) by the Company and the Merger may be abandoned by action of the Board of Directors of the Company if (a) the Board of Directors of Parent shall have withdrawn or modified its approval or recommendation of the issuance of Parent Shares in the Merger or the Parent Charter Amendment as permitted by Section 7.3(a) or (b) Parent or Merger Sub breaches or fails in any material respect to perform or comply with its covenants and agreements contained herein or breaches its representations and warranties, in each case that is not curable, such that the conditions set forth in Sections 8.3(a) and
         (b) cannot be satisfied.

                   9.4. Termination by Parent and Merger Sub. This Agreement may be terminated (upon notice to the Company) by Parent and Merger Sub, and the Merger may be abandoned by action of the Board of Directors of Parent if (a) the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by Section 7.2(b) or 7.3(a) or (b) the Company breaches or fails in any material respect to perform or comply with its covenants and agreements contained herein or breaches its representations and warranties, in each case that is not curable, such that the conditions set forth in Section 8.2(a) and (b) cannot be satisfied.

                   9.5. Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article IX, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in Section 7.6 or Section 9.6, and except that nothing herein will relieve any party from liability for any breach of this Agreement.

                   9.6. Payment of Certain Fees. (a) In the event that (i) Parent announces or effects a merger, acquisition, joint venture, business combination or other transaction, as contemplated by Section 7.5(c), that involves the acquisition of significant businesses, assets or properties, (ii) such announcement or transaction is a significant factor in the failure of any of the conditions set forth in Section 8.1(b), 8.1(c) or 8.2(e) to be satisfied or waived prior to September 30, 1999 (which test will not be met if such announcement or transaction would not have been a significant factor but for a transaction or transactions announced by the Company following execution of this Agreement), (iii) this Agreement is terminated pursuant to Section 9.2(a), and (iv) Parent would have been obligated to consummate the Merger but for the failure of any of the conditions set forth in Section 8.1(b), 8.1(c) or 8.2(e) to be satisfied or waived prior to the date of such termination, then promptly following such termination Parent will pay to the Company the sum of $1.75 billion in cash.

                   (b) In the event that this Agreement is terminated pursuant to Section 9.2(c) or 9.3(a), promptly following such termination Parent will pay to the Company the sum of $1.75 billion in cash. In the event that that this Agreement is terminated pursuant to Section 9.2(d) or 9.4(a), promptly following such termination the Company will pay to Parent the sum of $1.75 billion in cash.


                                    ARTICLE X

                            MISCELLANEOUS AND GENERAL

                   10.1. Expenses. Except as set forth in Sections 7.11 and 7.18, each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by it, incurred in connection with this Agreement and the transactions contemplated hereby.

                   10.2. Notices, Etc. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or upon receipt after being mailed by first-class mail, postage prepaid and return receipt requested in each case to the applicable addresses set forth below:

                   If to the Company:

                        Tele-Communications, Inc.
                        Terrance Tower II
                        5619 DTC Parkway
                        Englewood, Colorado  80111-3000
                        Attn:  Stephen M. Brett, Esq.
                        Facsimile:  (303) 488-3245
                   with a copy to:

                        Baker & Botts L.L.P.
                        599 Lexington Avenue
                        New York, New York  10022
                       Attn: Elizabeth M. Markowski, Esq.
                           Frederick H. McGrath, Esq.
                        Facsimile:  (212)  705-5125

                   If to Parent or Merger Sub:

                        AT&T, Inc.
                        295 North Maple Avenue
                         Basking Ridge, New Jersey 07920
                        Attn:  Vice President-Law
                             and Corporate Secretary
                            Facsimile: (908) 221-6618

                   with a copy to:

                         Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, New York  10019
                        Attn:  Richard D. Katcher, Esq.
                               Steven A. Rosenblum, Esq.
                        Facsimile:  (212) 403-2000

         or to such other address as such party shall have designated by notice so given to each other party.

                   10.3. Amendments, Waivers, Etc. This Agreement may be amended, changed, supplemented, waived or otherwise modified only by an instrument in writing signed by the party (or, in the case of Section 7.7, the Indemnified Party) against whom enforcement is sought; provided that, after the adoption of this Agreement by the stockholders of the Company, no such amendment, change, supplement or waiver shall be made without the further requisite approval of such stockholders if such amendment, change, supplement or waiver by law requires the further approval by such stockholders.

                   10.4. No Assignment. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns; provided that, except as otherwise expressly set forth in this Agreement, neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of the other party.

                   10.5. Entire Agreement. Except as otherwise pro-vided herein, this Agreement (together with the Confidentiality




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









         Agreement between Parent and the Company and the other agreements expressly contemplated hereby) embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement (including the Company Disclosure Statement and the Parent Disclosure Statement) and any writings expressly required hereby.

                   10.6. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable Law, each party waives any objection to the imposition of such relief.

                   10.7. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                   10.8. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                   10.9. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any Person or entity who or which is not a party hereto, except for the indemnification provisions contained in Section 7.7, which provisions may be enforced by any Indemnified Party referred to therein and except that the provisions of Section 7.3(b) may be enforced by holders of Shares. Notwithstanding anything to the contrary contained in this Agreement, the provisions of Section 7.7 of this Agreement may not be amended or altered in any manner with respect to any Indemnified Party without the written consent of such Indemnified Party. No assignment of this Agreement shall relieve Parent from its obligations to any Indemnified Party contained in Section 7.7 of this Agreement.

                   10.10. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware or the Chancery Court of the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 10.10 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Delaware other than for such purpose. Parent, Merger Sub and the Company hereby waive any right to a trial by jury in connection with any such action, suit or proceeding.

                   10.11. Public Announcements. Parent and the Company will agree upon the timing and content of the initial press release to be issued describing the transactions contemplated by this Agreement, and will not make any public announcement thereof prior to reaching such agreement unless required to do so by applicable Law or regulation. To the extent reasonably requested by either party, each party will thereafter consult with and provide reasonable cooperation to the other in connection with the issuance of further press releases or other public documents describing the transactions contemplated by this Agreement.

                   10.12. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to principles of conflict of laws.

                   10.13. Name, Captions, Etc. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Unless otherwise specified, (a) the terms "hereof", "herein" and similar terms refer to this Agreement as a whole and (b) references herein to Articles or Sections refer to articles or sections of this Agreement. Wherever appearing herein, the word "including" shall be deemed to be followed by the words "without limitation."

                   10.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

                   10.15. Survival of Representations, Warranties, Covenants and Agreements. The respective representations and warranties of the parties contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other parties, but shall terminate at the Effective Time. The respective covenants and agreements of the parties contained herein or in any other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement and shall only terminate in accordance with their respective terms.

                   10.16. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

                   10.17. Disclosure Statements. The parties acknowledge that the Company Disclosure Statement and the Parent Disclosure Statement to this Agreement (i) relate to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) are qualified in their entirety by reference to specific provisions of this Agreement, (iii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company or Parent, as the case may be, except to the extent required by this Agreement, and (iv) disclosure of the information contained in one section or part of the Company Disclosure Statement or the Parent Disclosure Statement shall be deemed as proper disclosure for all sections or parts of the Company Disclosure Statement or the Parent Disclosure Statement, as the case may be, only if appropriately cross-referenced or if the relevance thereof is reasonably apparent from the context in which it appears.

















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









                   IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties set forth below.

                                    TELE-COMMUNICATIONS, INC.



                                    By: /s/ John C. Malone
                                       Name:  John C. Malone
                                       Title:  Chairman and CEO



                                   AT&T CORP.



                                    By: /s/ C. Michael Armstrong
                                       Name:  C. Michael Armstrong
                                       Title:  Chairman and CEO



                                    ITALY MERGER CORP.



                                    By: /s/ Daniel E. Somers
                                       Name:  Daniel E. Somers
                                       Title:  President